MID-AMERICA.PASA.4th






               SECOND AMENDED AND RESTATED LOAN AGREEMENT


                                 BETWEEN

                          BANK ONE, TEXAS, N.A.

                                   AND

                         TCBY ENTERPRISES, INC.

                                  DATED

                              APRIL 7, 1995






                            TABLE OF CONTENTS


     SECTION 1.     DEFINITIONS  1
          1.1.      Defined Terms  1
          1.2.      Accounting Terms 15
          1.3.      Singular and Plural 15

     SECTION 2.     COMMITMENT, INTEREST AND FEES 15
          2.1.      Commitment 15
          2.2       Revolving Loans 15
          2.3.      Term Loan 16
               2.3.1.    Term Facility 16
               2.3.2     Note 16
               2.3.3     Interest 17
          2.4.      Renewals and Extensions 17
          2.5.      Maximum Interest 17
          2.6.      Fees. 18
               2.6.1.    Preparation Fees 18
                18
          2.7       Changes in Commitment and Prepayments 18
               2.7.1.    Termination or Reduction in Commitment
                                                           Amount 18
               2.7.2.    Optional Prepayments 18
          2.8.      Basis of Payments 19
          2.9.      Notice and Manner of Borrowing, Continuing and
                                      Converting Eurodollar Loans 19
          2.10      Conditions to Loan Conversion 19
          2.11      Duration of Interest Periods 20
          2.12      Changed Circumstances Applicable to Eurodollar
                                                            Loans 20
          2.13      Payments Not at End of Interest Period 21

     SECTION 3.     CONDITIONS PRECEDENT TO OBLIGATIONS OF LENDER 22
          3.1.      Conditions to Borrowing 22
               3.1.1.    Documents Executed 22
               3.1.2.    Certified Resolutions 22
               3.1.3.    Certified Articles 22
               3.1.4.    Certified Bylaws 22
               3.1.5.    Certificate of Good Standing 22
               3.1.6.    Certificate of Incumbency 22
               3.1.7.    Opinions of Counsel 23
               3.1.8.    UCC Lien Search 23
               3.1.9.    Approval of Lender Counsel 23
               3.1.10.   Other Information and Documentation 23


SECTION 4.     WARRANTIES AND REPRESENTATIONS 24
          4.1.      Corporate Existence and Power 24
          4.2.      Authorization and Approvals 24
          4.3.      Valid and Binding Agreement 24
          4.4.      Actions, Suits or Proceedings 24
          4.5.      Subsidiaries 24






          4.6.      No Liens, Pledges, Mortgages or Security
                                                        Interests 25
          4.7.      Accounting Principles 25
          4.8.      No Adverse Changes 25
          4.9.      Conditions Precedent 25
          4.10.          Taxes 25
          4.11.          Compliance with Laws 25
          4.12.          Indebtedness 25
          4.13.          Material Agreements 25
          4.14.          Margin Stock 26
          4.15.          Misrepresentation 26
          4.16.          Forfeiture 26

     SECTION 5.     AFFIRMATIVE COVENANTS. 26
          5.1.      Financial and Other Information 26
               5.1.1.    Annual Financial Reports 26
               5.1.2.    Interim Financial Statements 26
               5.1.3.    Compliance Certificate 26
               5.1.4.    Adverse Events 27
               5.1.5.    Reports 27
               5.1.6.    Other Information as Requested 27
          5.2.      Insurance 27
          5.3.      Taxes 27
          5.4.      Maintain Corporation and Business 27
          5.5.      Use of Loan Proceeds 28
          5.6.      Leverage Ratio 28
          5.7.      Current Ratio 28
          5.8.      Profitability Ratio 28
          5.9.      Fixed Charge Coverage 28

     SECTION 6.     NEGATIVE COVENANTS 28
          6.1.      Liens and Encumbrances 28
          6.2.      Subsidiary Indebtedness 28
          6.3.      Extension of Credit and Investments 29
          6.4.      Guarantee Obligations 29
          6.5.      Subordinate Indebtedness 29
          6.6.      Property Transfer, Merger or Lease-Back 29
          6.7.      Investments 29
          6.8.      Misrepresentation 30
          6.9.      Margin Stock 30
          6.10.          Compliance with Environmental Laws 30
          6.11.          Principal Place of Business 30
          6.12.          Repurchase of Stock 30

     SECTION 7.     EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF
                                                         PROCEEDS 30
          7.1.      Acceleration of Indebtedness 30
          7.2.      Cumulative Remedies 30

     SECTION 8.     MISCELLANEOUS 30
          8.1.      Independent Rights 31
          8.2.      Covenant Independence 31
          8.3.      Waivers and Amendments 31
          8.4.      GOVERNING LAW 31






          8.5.      Survival of Warranties, Etc. 31
          8.6.      Attorneys' Fees 31
          8.7.      Payments on Non-Business Days 31
          8.8.      Binding Effect 31
          8.9.      Notices 32
          8.10.          Counterparts 32
          8.11.          Headings 32
          8.12.          Capital Adequacy 32
          8.13.          INDEMNIFICATION AND REIMBURSEMENT BY THE
                                                         BORROWER 32
          8.14.          Gender 33
          8.15.          Joint Borrowers 33
          8.16.          Severability of Provisions 33
          8.17.          Assignment 33
          8.18      Amendment and Restatement 34
          8.19.          NO ORAL AGREEMENTS 34






                 LIST OF EXHIBITS AND SCHEDULES

     _____________     Exhibit/Sched
                                   Agreement


     Exhibit A       Form of Borrower's       Section 1.1
                     Compliance               definition of
                     Certificate              "Compliance
                                              Certificate"
     Exhibit B       Notice of Eurodollar     Section 2.8
                     Conversion
     Schedule 1.1    Permitted Liens          Section 1.1
                                              definition of
                                              "Permitted Liens"

     Schedule 4.4    Actions, Suits and       Section 4.4
                     Proceedings
     Schedule 4.5    Ownership of             Section 4.5
                     Subsidiaries
     Schedule 4.11   Noncompliance with       Section 4.11
                     Laws

     Schedule 4.12   Indebtedness             Section 4.12
     Schedule 4.13   Material Agreements      Section 4.13






                  AMENDED AND RESTATED LOAN AGREEMENT

     THIS AMENDED AND RESTATED LOAN AGREEMENT is made and delivered as of April 7, 1995 by and among Bank One, Texas, N.A. and TCBY Enterprises, Inc.


SECTION 1.     ___________               DEFINITIONS.

1.1. Defined Terms. As used herein, the following terms shall have the following meanings:


          "Adjusted Eurodollar Rate Adjusted Eurodollar Rate" shall mean, as applicable to any Interest Period, a rate per annum determined pursaunt to the following formula:

                    AER  =    [___IOR      ]*
                              [  1.00 - RP    ]

                    AER  =    Adjusted Eurodollar Rate
                    IOR  =    Interbank Offered Rate
                     RP  =    Reserve Percentage

          *The amount in brackets shall be rounded upwards, if necessary, to the next higher 1/100 of 1%.

          Where:

          "Interbank Offered Rate" applicable to any Eurodollar Loan for any Interest Period means the rate of interest determined in accordance with subpart (a) or (b) below which Lender shall, in its sole discretion, designate: (a) the interbank offered rate for dollar deposits in the London market that is quoted to Lender by Knight-Ridder Money Center Services (or such comparable service as Lender may, in its sole discretion, designate) two Business Days before the first day of such interest period; or (b) the rate, determined by the Lender, to be the prevailing rate per annum at which deposits in U.S. dollars are offered to the Lender by first-class banks in the interbank Eurodollar market in which it regularly participates on or about 10:00 a.m. (Dallas time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period; provided, however, that Lender shall not designate the rate of interest determined pursuant to clause (b) above unless Lender actually participates in the Eurodollar market for purposes of "match-funding" the applicable Eurodollar Loan.

          "Reserve Percentage" applicable to any Interest Period means the rate (expressed as a decimal) applicable to the Lender during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of the Lender with respect to "Eurocurrency liabilities" as that term is defined under such regulations.

          The Adjusted Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

          "Agreement" shall mean this Loan Agreement.

          "Americana" shall mean Americana Foods Limited Partnership. "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended, or any successor act or code.

          "Base Rate" shall mean that rate of interest per annum published by the Lender as its base rate (or equivalent rate) and which is charged by the Lender from time to time. The Base Rate may not necessarily be the lowest rate charged by the Lender.

          "Borrower" shall mean and, if more than one, shall refer jointly and severally to the Person named below together with each such Person's successors and assigns (provided that no consent to any succession or assignment shall be inferred herefrom):

                                            State of               Chief
          ________          Borrower       ___ Type of Entity    ______________
_________________Executive Offices

          TCBY Enterprises, Inc.   Corporation         Delaware
                                                       Little Rock, AR

          "Borrower's Address" shall mean:

                    425 West Capitol Avenue, #1100
                    Little Rock, Arkansas 72201
                    Attn:  Mr. Gale Law
                    Fax No.: (501) 688-8284
                    Telephone No.: (501) 688-8213

          "Business Day   " shall mean (a)  for all purposes  other than as
          covered by subpart (b) below, any day on whi ch the Lender is open to carry on its normal commercial lending business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in subpart (a) above and that is also a day for trading by and between banks in United States Dollar deposits in the interbank Eurodollar market.






          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provision or provisions of any succeeding law.

          "Commitment Amount" shall mean the aggregate principal balances outstanding on Term Note #1 and Term Note #2 on the date hereof
          ____ plus the Revolving Loan Commitment Amount or such lesser amount to which the Commitment Amount may be reduced from time to time pursuant to this Agreement. The recital of a Commitment Amount does not mean that the Lender shall be obligated to advance such amount except in strict accordance with the terms, provisions, and conditions of this Agreement.

          "Commitment Fee    " shall mean  an amount  payable to  the Lender
          based on the unused portion of the Revolving Loan Commitment Amount which shall be calculated as of the last day of each June, September, December and March of each calendar year and as of the Termination Date, beginning June 30, 1995, and shall equal the amount determined by multiplying (a) the average
          daily Revolving Loan Commitment  Amount  less   the average daily
          principal balance outstanding on the Revolving Credit Note during the quarter of the calendar year which ends on that date, times(b) the product (expressed as a percentage) determined by multiplying one-quarter of one percent (.25%) by a fraction, the numerator of which is the actual number of days contained in the applicable quarter of the calendar year and the denominator of which is the actual number of days contained in the applicable calendar year (e.g. 365 or 366); provided, however, if the effective date of this Agreement does not occur on the first day of a calendar year quarter or if the Termination Date occurs on a date other than the last day of the quarter of the applicable calendar year, then the fraction used to calculate the Commitment Fee for such quarter shall have, as its numerator, the actual number of days occurring during such quarter from and after the effective date of this Agreement or through the Termination Date, as the case may be.

          " Commitment Fee Payment Date " shall mean (a) the tenth (10th) day of each calendar month following the determination of the Commitment Fee for the immediately preceding month (or, if such date is not a Business Day), the first Business Day, beginning July 10, 1995, and (b) the Revolving Credit Maturity Date.

          "  Compliance Certificate  " shall mean a  certificate in the form
          of Exhibit A   to this Agreement,   completed in all appropriate
          respects and executed by the chief executive or chief financial officer of the Borrower.

          "   Contract Rate   " shall mean,  as of any  date of determination,
          either the Revolving Credit Contract Rate or the Term Loan Contract Rate, as the context may require.

          "Current Assets      " shall  mean,  as of  any  applicable date  of
          determination, all  cash, nonaffiliated  customer  receivables,






          United States government securities, inventories and any other assets of a Person that should be classified as current in accordance with GAAP.

          " Current Liabilities " shall mean, as of any applicable date of determination, all liabilities of a Person that should be classified as current in accordance with GAAP.

          "Current Maturities of Long Term Debt" shall mean the principal portion of current maturities of long term indebtedness of any Person and current obligations of any Person on long term capital leases, as determined according to GAAP, for the next succeeding period of twelve (12) calendar months.

          " Debt " shall mean, as of any applicable date of  determination,
          the sum  of:   (a) all  items  of indebtedness,  obligation  or
          liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in
          accordance with  GAAP; plus     (b)  the Guarantee  Obligations of
          such Person;  plus    (c) without  duplication of any  liabilities
          described in subpart (a) or __(b) above, all liabilities of such Person with respect to letters of credit, commercial paper, banker's acceptances and similar financial transactions.

          " Default" shall mean a condition or event which, with the giving of notice or the passage of time or both, would become an Event of Default.

          " Default Rate" shall mean a fluctuating per annum interest rate at all times equal to the lesser of (a) the Maximum Legal Rate (such interest rate to be adjusted simultaneously with any change in  the  Maximum Legal  Rate)  or  (b) the  sum  of  the
          applicable Contract  Rate  plus     two  percent (2.0%);  provided,
          however, subject to  all provisions of Section 2.5   , if at  any
          time the Default Rate shall be computed on the basis of the Maximum Legal Rate, any subsequent reduction in the Default Rate shall not reduce such interest rate thereafter payable hereunder below the Maximum Legal Rate until the aggregate amount of such interest that is accrued an d payable equals the total amount of interest that would have accrued if interest had at all times been computed solely on the basis of the rate specified in subpart (b) above. Subject to Section 2.5 hereof, interest computed at the Default Rate shall be computed on the basis of a year of 365 days and actual days elapsed. In the event the laws of the State of Texas are applicable, unless preempted by Federal law or other state laws now or hereafter in effect and applicable hereto, the applicable interest rate ceiling shall be the "indicated rate ceiling" from time to time in effect under Texas Revised Civil Statutes Annotated, Article 5069-1.04, as amended.

          " Disbursement Date    " shall mean  each day  on which  the Lender
          makes a Revolving Loan under this Agreement.







          "Environmental Laws     " means  any and  all  federal, state,  and
          local  laws,  rules,   regulations,  orders  and   requirements
          pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response,
          Compensation and  Liability Act  of 1980,  42 U.S.C.   e     9601  et
          ___ seq   ., the Resource  Conservation and Recovery  Act of 1976,  42
          U.S.C. e6901 ___et seq., the Occupational Safety and Health Act of
          29 U.S.C. e 651 et seq ., the Clean Air Act, 42 U.S.C. e 7401 et seq ., the Clean Water Act, 33 U.S.C. e 1251 et seq ., the Toxic Substances Control Act, 15 U.S.C. e 2601 et seq ., and all other
          laws,  regulations,  and   requirements  of  any   governmental
          authority or agency having jurisdiction over Borrower or any other Loan Party or any of their respective properties or assets, as such laws, regulations, and requirements may be amended or supplemented from time to time.

          "ERISA " shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

          " ERISA Affiliate " shall mean any Subsidiary or subsidiary of a Loan Party or trade or business (whether or not incorporated) which is a membe r of a group of which the Borrower or any Loan Party is a member and which is under common control with the Borrower or such Loan Party, or within the same affiliated service group as the Borrower or such Loan Party, within the meaning of Section 414 of the Code (such rules and regulations shall also be deemed to apply to foreign corporations and entities).

          "Eurodollar Loan" shall mean any portion of any Revolving Loan or Term Loan which bears interest at a rate determined with reference to the Adjusted Eurodollar Rate.

          "     Event of  Default " shall  mean the  occurrence of  any of  the following:

          (a)  Failure to  Pay  Indebtedness    .   If  any principal  of  or
               interest on the Note, any fees under this Agreement or any other Loan Document or any other Indebtedness shall not be paid within five (5) Business Days after the same becomes due; or

          (b) Misrepresentation . If any warranty or representation of the Borrower or any other Loan Party in connection with or contained in this Agreement or any other Loan Document, or
               if  any  financial  data  or  other  information  now   or
               hereafter furnished to the Lender by or on behalf of the Borrower, any Subsidiary or any other Loan Party, shall prove to be false or misleading in any material respect; or

          (c) Noncompliance with Loan Documents. If the Borrower or any Subsidiary or any other Loan Party shall fail to perform any of its obligations and covenants under this Agreement or under any other Loan Document; or

          (d) Noncompliance with Other Agreements . If the Borrower or Guarantor shall fail to comply with any of the provisions of any other ag reement with the Lender pursuant to which
               the  Lender  extends  credit   to  the  Borrower  or   the
               Guarantor, and such failure shall c ontinue for forty-five
               (45) days after written notice from the Lender to the Borrower of such failure;

          (e) Noncompliance with Financial Covenants . If the Borrower shall fail to perform any financial covenant set forth in Sections 5.6, 5.7 , 5.8 , and 5.9 of this Agreement, and same shall be continuing for thirty (30) days;

          (f)   Other  Defaults.    If  the   Borrower  or  any  Material
               Subsidiary or any other Loan Party shall default in the due payment of any of its Material Indebtedness (other than the Indebtedness, which shall constitute an Event of
               Default under subpart (a)   above) or in the  observance or
               performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such Material Indebtedness and such default shall be continued for a period sufficient to permit acceleration of such Material Indebtedness, whether or not any such default shall be forgiven or waived by the holder thereof; or

          (g) Judgments . If: (i) there shall be rendered against the Borrower or any Material Subsidiary or any other Loan Party, one or more judgments or decrees involving an aggregate liability of $1,000,000.00 or more, which has or have become nonappealable and shall remain undischarged, unsatisfied by insurance or unstayed for more than 10 days, whether  or  not  consecutive;  or  (ii) a  writ  of
               attachment,  sequestration  or  garnishment  against   the
               property of the Borrower or any Material Subsidiary or any other Loan Party shall be issued and levied in an action
               claiming  $1,000,000.00  or   more  and  not   immediately
               released or appealed and bonded in a manner satisfactory to the Lender; or

          (h)   Business Suspension, Bankruptcy, Etc.   If the Borrower or
               any Material Subsidiary or any other Loan Party shall voluntarily suspend transaction of its business; or if the Borrower or any Material Subsidiary or any other Loan Party shall not pay its debts as they mature or shall make a general assignment for the benefit of creditors; or
               proceedings  in  bankruptcy,  or  for  reorganization   or
               liquidation of the Borrower or any Material Subsidiary or any other Loan Party, under the Bankruptcy Code or under any other state or federal law for the relief of debtors shall be commenced by the Borrower or any Material






               Subsidiary or any other Loan Party; or any such proceedings shall be commenced against the Borrower or any Material Subsidiary or any other Loan Party and shall not be permanently discharged within ninety (90) days following the commencement thereof; or a receiver, trustee or custodian shall be appointed for the Borrower or any Material Subsidiary or any other Loan Party or for any substantial portion of its properties or assets; or

          (i)   ERISA  .  If any of the  following events shall occur:   (i)
               Borrower, any Loan Party or an ERISA Affiliate, or any of their agents or representatives shall engage in any conduct which constitutes a "prohibited transaction" (as defined in sections 406 or 407 of ERISA or section 4975 of the Code) which could, in Lender's opinion, be expected to
               result  in  a   material  liability  (as   such  term   is
               hereinbelow defined) to Borrower or such Loan Party or any ERISA Affiliate; (ii) any "accumulated funding deficiency" (as defined in section 302 of ERISA or section 412 of the
               Code), whether or not waived, shall exist with respect  to
               any  PBGC  Plan  or   Multiple  Employer  Plan,  if   such
               accumulated funding deficiency would give rise to a material liability of Borrower, any Loan Party or any ERISA Affiliate; (iii) Borrower, any Loan Party or any ERISA Affiliate shall apply for or b e granted a funding waiver under section 302 of ERISA or section 412 of the Code, which waiver or request for waiver is for a material amount (as such term is hereinbelow defined) ; (iv) a Termination Event shall occur with respect to any PBGC Plan, Multiemployer Plan, or Multiple Employer Plan, which Termination Event is likely, in Lender's opinion, to give rise to a material liability of Borrower, any Loan Party or any ERISA Affiliate; (v) any Lien arising under sections 302(f) or 4068 of ERISA or section 412(n) of the Code shall attach to the assets or property of Borrower, any Loan Party or any ERISA Affiliate which could, in Lender's opinion, be expected to result in a material adverse effect; (vi) Borrower, any Loan Party or any ERISA Affiliate shall permit, through action or failure to act, any Pension Plan to fail to meet the requirements of section 401(a) or 403(a) of the Code and such failure would give rise to a material liability of Borrower, any Loan Party or any ERISA Affiliate; (vii) Borrower, any Loan Party or any ERISA Affiliate shall fail to pay when
               due  any  amount   owed  by  it   to  any  Pension   Plan,
               Multiemployer Plan, Welfare Plan, government agency, or other Person that, when aggregated with all other such
               amounts     in     default,     exceeds     $1,000,000.00;
               (viii) Borrower, any Loan Party or any ERISA Affiliate shall be obligated to contribute to a Pension Plan or Welfare Plan (other than a Multiemployer Plan or a
               Multiple  Employer   Plan)   whose   Accumulated   Benefit
               Obligation (as defined in FASB 87) exceeds the fair market value of its assets by more than $1,000,000.00; (ix) any other event or condition shall occur or exist with respect to any Pension Plan, Multiemployer Plan, or Welfare Plan which, either alone or in the aggregate, either gives rise or, in Lender's opinion, is likely to give rise, to a material liability of Borrower, any Loan Party or any ERISA Affiliate; or (x) any event or condition described in (i) through (ix) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) shall occur or exist with respect to a Pension Plan, Welfare Plan, or Multiemployer Plan which individually or in combination with one or more of any events described in (i) through (ix) above (determined without regard to whether the event or condition taken alone would or could result in a material liability), if any, would likely subject Borrower, any Loan Party or any ERISA Affiliate to any material excise tax, penalty, addition to tax or other liability. For purposes of this definition, the terms "material liability" and "material amount" mean any liability or amount, as applicable, which exceeds $1,000,000.

          "Financial Statements    " shall  mean all  those balance  sheets,
          earnings statements and other financial data (whether of the Borrower, any Subsidiary, any other Loan Party or otherwise) which have been or may hereafter be furnished to the Lender in connection with this Agreement or the transactions contemplated hereby including, but not limited to, the consolidated balance sheets, income statements and statements of cash flow and consolidating balance sheets and income statement of the Borrower and the Subsidiaries as of the fiscal year ending November 30, 1994, and the fiscal quarter ending as of February 28, 1995.

          " gAAP " shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied.

          " Good faith " shall have the same meaning ascribed to such term in Section 1.201(19) of the UCC.

          " Guarantee Obligations " shall mean, as of any applicable date of determination, all items of obligation or liability of a Person which arise, directly or indirectly, from any guarantee or other agreement or undertaking by which such Person is or becomes, in any way, responsible for the obligations of another Person, whether by agreement to purchase the indebtedness of such other Person, agreement to furnish funds to any such other
          Person (whether throu   gh the furnishing  of goods, supplies  or
          services, by way of Stock purchase, capital contribution, advance or loan or otherwise) for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness or obligations of any other Person (except for the endorsement of negotiable instruments in the ordinary course of business for deposit or collection and, with respect to the Borrower or any Subsidiary, the continuing liability of any such Person, as lessee, pursuant to an operating lease that is assigned to and assumed by a franchisee in connection with such franchisee's acquisition of a yogurt store from the Borrower or such Subsidiary.
          " Guarantor   " shall mean  each and every  Person (other than  the
          Borrower) who may now or hereafter be or become obligated or liable for the payment or performance of all or any portion of the Indebtedness including, without limitation, the following
          Person:

               _________               Guarantor      Address for Notice
               Americana Foods Limited Partnership     425  West  Capitol
                                        Avenue, #1100
                                        Little Rock, Arkansas 72201
                                        Attn:  Mr. Gale Law
                                        Fax No.: (501) 688-8284
                                        Telephone No.: (501) 688-8213

          " Guaranty " shall mean each and every agreement or undertaking on the part of any Person other than the Borrower to be or
          become oblig   ated or liable  for the payment  or performance of
          all or any portion of the indebtedness together with all renewals, extensions, increases, restatements, amendments and other modifications made from time to time with respect thereto including, without limitation, those executed in favor of the Lender on the dates and by the Person named below:

               _________               Guarantor            Date
               Americana Foods Limited Partnership     June   11,   1993,
                                        amended and restated November 28,
                                        1994

          " Hazardous Substance     " means  any  substance,  product,  waste,
          pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

          " Indebtedness "   shall   mean   (a)   all   loans,    advances,
          indebtedness, obligations and liabilities of the Borrower to the Lender under this Agreement or any other Loan Document, (b)
          all  other  loans,  advances,  indebtedness,  obligations   and
          liabilities whatsoever of the Borrower to the Lender, whether liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and (c) all indebtedness, obligations, and liabilities now or hereafter owing to the Lender by any other Loan Party under any Loan Document whether liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due.

          " Interest Period  " shall mean, with  respect to each Eurodollar
          Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and






          ending thirty,  sixty,  ninety,  or  one    hundred  eighty  days
          thereafter, as the Borrower may  elect (but subject to    Section
          2.11       )  in  the  applicable  Notice  of  Eurodollar  Conversion;
          ________          provided that:

               (i)  any Interest Period  (other than  an Interest  Period
          determined pursuant to   clause (ii)  below) that would otherwise
          end on a day that is not a Business Day shall be extended to the next succeeding Business Day;

               (ii) any Interest Period applicable to any portion of and Revolving Loan or the Term Loan that would otherwise end after the final maturity date of the Revolving Loan or Term Loan, as the case may be, shall end on said final maturity date; and

               (iii)     notwithstanding   clause (ii) , no Interest Period
          applicable to a Eurodollar Loan shall have a duration of less than thirty days, and if any Interest Period applicable to a Eurodollar Loan would be for a shorter period, such Interest Period shall not be available hereunder.

          Notwithstanding anything to the  contrary stated in   clause (i)
          above, with respect to any Interest Period that is applicable to any Eurodollar Loan which accrues interest at the Interbank
          Offered Rate that is determined in accordance with    subpart (b)
          of the definition of such term (as such term is defined in  the
          definition of "Adjusted Eurodollar  Rate" set forth in    Section
           1.1  above)  then:  (aa)  any Interest  Period  (other  than  an
          Interest Period determined pursuant to  clause (ii)  above) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; and (bb) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month
          at the end of  such Interest Period)  shall, subject to    clause
             (ii) above, end on the last Business Day of a calendar month.

          " Lender " shall mean Bank One, Texas, N.A., a national banking association, and its successors and assigns.

          "   Lender's Address" shall mean:

          a.   For payment of the Indebtedness:

               Bank One, Texas, N.A.
               1717 Main Street, 3rd Floor
               Dallas, Texas 75201
               Attn:  Gina Norris and Lisa Peterson

          b.   For notice purposes:

               Bank One, Texas, N.A.






               1717 Main Street, 3rd Floor
               Dallas, Texas 75201
               Attn:  Gina Norris and Lisa Peterson
               Fax No. for Lisa Peterson:  (214) 290-2683
               Telephone No. for Lisa Peterson:  (214) 290-2614
               Fax No. for Gina Norris:  (214) 290-2765
               Telephone No. for Gina Norris:  (214) 290-2713

          " Lien    " shall mean  any valid  and enforceable  interest in  any
          property,  whether  real,  personal   or  mixed,  securing   an
          indebtedness, obligation or liability owed to or a claim by any Person other than the owner of such property, whether such interest is based on the common law or any statute or contract and including, but not limited to, a security interest, pledge, mortgage, assignment, conditional sale, trust receipt or lease, consignment or bailment for security purposes.

          "   Loans         "  shall  mean,  collectively,  any  or  all
          Revolving Loans and Term Loans.

          "  Loan Documents " shall mean, collectively, this Agreement, the
          Note,  the  Guaranty   and  any  and       all  other   agreements,
          instruments,  certificates  and  other  documents  executed  or delivered or contemplated to be executed or delivered in connection with this Agreement or the transactions that are the
          subject  matter  hereof,   as  such  agreements,   instruments,
          certificates and  other  documents may  be  renewed,  extended,
          restated,  supplemented,   increased,  amended   or   otherwise
          modified from time to time.

          " Loan Party   " shall mean  the Borrower, the  Guarantor and each
          other Person who shall be liable for the payment or performance of all or any portion of the Indebtedness or who shall own any property that is subject to (or purported to be subject to) a Lien which secures all or any portion of the Indebtedness.

          "  Loan Purposes" shall mean:

          (a) with respect to the indebtedness evidenced by Term Note #1, the refinancing of the indebtedness evidenced by the following described instruments:

                    (i) Promissory Note dated as of June 1, 1988, executed by the Borrower and the Guarantor and made payable to the order of First Interstate Bank of Dallas in the original principal amount of $9,000,000.00, with an outstanding principal balance as of the date of this Agreement equal to $6,030,444.20;

                    (ii) Promissory  Note  dated  as  of  June  1,  1988,
               executed by the Borrower and the Guarantor and made payable to the order of First Interstate Bank of Dallas in the original principal amount of $10,000,000.00, with an outstanding principal balance as of the date of this Agreement equal to $5,838,643.94;

                    (iii) Promissory Note dated as of June 1, 1988, executed by the Borrower and the Guarantor and made payable to the order of First Interstate Bank of Dallas in the original principal amount of $2,967,671.62, with an outstanding principal balance as of the date of this Agreement equal to $975,912.49; and

                    (iv) Promissory  Note  dated  as  of  June  1,  1988,
               executed by the Borrower and made payable to the order of First Interstate Bank of Dallas in the original principal amount of $3,314,371.00, with an outstanding principal balance as of the date of this Agreement equal to $1,764,776.01; and

          (b) with respect to the indebtedness evidenced by Term Note #2, to finance the construction of new expanded plant facilities owned by Americana located in Redbird Industrial Park West, City of Dallas, Dallas County, Texas, which costs are required to be capitalized in accordance with GAAP.

          (c) with respect to the indebtedness evidenced by the Revolving Credit Note, to provide working capital needs incurred by the Borrower in the ordinary course of its business including, but not limited to, expenditures made to acquire Inventory, to pay distribution allowances to retail grocers for shelf space and to pay advertising expenses.

          " Material Indebtedness " shall mean (a) any single item of Debt of any Person in an amount equal to $250,000.00 or more, (b) any series of related items of Debt of any Person which in the aggregate equal $500,000 or more and/or (c) the total Debt owed by any Person to the same creditor or obligor (or group of creditors or obligors) if the aggregate amount of such Debt equals or exceeds $500,000 to the extent, but only to the extent, that the Debt described in clause (a), (b) or (c) above was incurred in connection with a loan or other financial transaction (including, without limitation, liabilities arising
          in  connection  with  letters  of  credit,  commercial   paper,
          banker's acceptances and similar financial transactions.

          " Material Subsidiary" shall mean (unless otherwise agreed to by
          the Lender  in  writing):   (a) the  Subsidiaries  specifically
          identified below; (b) each other Subsidiary, whether now or hereafter existing, which may at any time hereafter, hold assets with a book value that is equal to or greater than five percent (5%) of the book value of all assets held by the Borrower and all Subsidiaries on an aggregate basis; and (c) each other Subsidiary which holds assets, performs services or conducts a business or other operation that the Lender in good






          faith believes could,  if adversely   affected, have  a material
          adverse effect on the financial conditions, operations or business of the Borrower or any other Material Subsidiary:

               Americana Foods Limited Partnership, a Texas limited partnership
               Carlin Manufacturing, Inc., an Arkansas corporation
               Food Services Leasing, Inc., an Arkansas corporation
               FSL, Inc., a Nevada corporation
               Riverport Equipment and Distribution Company, Inc., an Arkansas corporation
               TCBY of Georgia, Inc., a Georgia corporation
               TCBY of Texas, Inc., a Texas corporation
               TCBY Systems, Inc., an Arkansas corporation

          Without limiting the foregoing, it is understood that, as of the date of this Agreement, the following Subsidiaries do not constitute Material Subsidiaries: American Best Care, Inc.; For Future Use VI, Inc.; TCBY International, Inc.; TCBY International Foreign Sales Corporation; TCBY of Aruba, Inc.; TCBY of Saudi Arabia, Inc.; TCBY of Qatar, Inc.; TCBY of Mexico, Inc.; and TCBY United Kingdom, Inc.

          " Maturity Date" shall mean, as applicable, the Revolving Credit Maturity Date or applicable Term Loan Maturity Date.

          " Maximum Legal Rate   " shall mean  the maximum rate  of interest
          per annum from time to time permitted under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments, charges and calculations.

          " Multiemployer Plan" shall mean a multiemployer plan as defined in sections 3(37) or 4001(a)(3) of ERISA or Section 414 of the Code (or any similar type of plan established or regulated under the laws of any foreign country) to which the Borrower or any Loan Party or any ERISA Affiliate is making, is required to make, or has made, or is accruing, has accrued, or is required to accrue or have accrued, an obligation to make contributions.

          " Multiple Employer Plan " shall mean any employee benefit plan within the meaning of section 3(3) of ERISA (or any similar type of plan established or regulated under the laws of any foreign country) other than a Multiemployer Plan, to which the Borrower or any other Loan Party or any ERISA Affiliate and an employer other than an ERISA Affiliate or Borrower or any Loan Party contribute, is required to contribute, or is required to accrue an obligation to contribute.

          " Net Income " shall mean, as of any applicable date of determination, earnings of a Person from continuing operations after deduction of income taxes for such period and excluding any nonrecurring or extraordinary items, all as determined in accordance with GAAP.






          " Noncash Charges     " shall  mean, as  of any  applicable date  of
          determination,  depreciation,  amortization,  deferred   income
          taxes, and additions to reserves (insurance, taxes, bad debt, insurance, or otherwise) of a Person, all as determined in accordance with GAAP.

          "Note      " shall  mean  and  refer collectively  to  the  Revolving
          Credit Note, the Term Note #1 and the Term Note #2 or, separately, to each such Note, as the context requires.

          " Notice of Borrowing  " shall have the meaning  assigned to such
          term in ___________                  Section 2.9.

          " Notice  of  Eurodollar  Conversion    "  shall  have  the  meaning
          assigned to such term in            Section 2.9.

          " PBGC " shall mean the Pension Benefit Guaranty Corporation or successor thereof established pursuant to ERISA.

          "    PBGC Plan " shall mean any Pension Plan subject to Title IV of
          ERISA (or any similar type of plan established or regulated under the laws of any foreign country).

          " Pension Plan " shall mean any employee pension benefit plan as defined in section 3(2) of ERISA (or any similar type of plan established or regulated under the laws of any foreign country) in which any personnel of Borrower or any Loan Party or any ERISA Affiliate participate, excluding any Multiemployer Plan, including any plan established or maintained by Borrower or any Loan Party or any ERISA Affiliate, or to which the Borrower or any Loan Party or any ERISA Affiliate contributes, is required to contribute, accrues an obligation to contribute, or is required to accrue an obligation to contribute, under the laws of any foreign country to the extent applicable.

          "  Permitted Liens" shall mean:

          (a)  Liens and encumbrances in favor of the Lender;

          (b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business a nd not yet past due or being contested in good faith by appropriate proceedings and, if reasona bly requested by the Lender, bonded in a manner satisfactory to the Lender;

          (c) Liens not delinquent created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;

          (d) Liens of mechanics, materialmen, carriers, warehousemen, landlords or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable;






          (e) Encumbrances consisting of zoning restrictions, rights-of-way, easements or other restrictions on the use of the properties of the Borrower and/or any Subsidiary, none of which encumbrances impairs the use of such property in the operation of the business for which it is used or intended to be used and none of which is violated in any respect by any existing or proposed structure or use to the extent that such impairment could materially and adversely affect the financial condition or business of the Borrower and/or any Material Subsidiary;

          (f) Liens encumbering the properties and/or assets of the Borrower and/or any of the Subsidiaries, which secure Debt up to, but not in excess of, $5,000,000.00 in the aggregate provided that such Liens secure purchase money obligations incurred by the Borrower or a Subsidiary in good faith in the ordinary course of its business and the obligations that are secured are not yet due and payable;

          (g) UCC Financing Statements filed by the lessor of goods pursuant to Section 9.408 of the UCC (or comparable provision
          of  any  other  applicable  Uniform  Commercial  Code),  as    a
          precautionary matter (nothing contained in this subpart shall, however, be deemed to authorize the Borrower or any Subsidiary to enter into a lease which is actually intended as security except to the extent such financing transaction would otherwise be permitted pursuant to this Agreement); and

          (h)  Existing Liens described  as Permitted  Liens on     Schedule
               ___               1.1 attached hereto.

          " Person " shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated association,
          joint  stock  company,   government,  municipality,   political
          subdivision or agency or other entity.

          "    Replacement CapEx   " shall mean,  as of any  applicable date of
          determination, the sum of all capital expenditures incurred by a Person to maintain and/or replace existing plant, property, and equipment.

          " Revolving Credit Contract Rate " shall mean, as of any date of determination, the fluctuating per annum rate of interest which equals the lesser of the Maximum Legal Rate (such interest rate to be adjusted simultaneously with any change in the Maximum Legal Rate), or: (a) with respect to Stated Rate Loans, the
          Base Rate  less   three-quarters  of one  percent  (0.75%) (such
          interest rate to be adjusted simultaneously with any change  in
          the Base Rate); or (b)  one percent (1.0%)    plus   the applicable
          Adjusted Eurodollar Rate; provided, however, subject to all provisions of Section 2.5 , if at any time the Revolving Credit Contract Rate payable hereunder shall be computed on the basis of the Maximum Legal Rate, any subsequent reduction in the Revolving Credit Contract Rate shall not reduce such interest rate thereafter payable below the Maximum Legal Rate until the aggregate amount of such interest accrued and payab le under this Agreement equals the total amount of interest which  would have accrued if such  interest had been  at all times  computed
          sol       ely on  the  basis  of the  applicable  rates  specified  in
           subparts (a)  and (b)   above.   Subject  to  the provisions  of
          Section 2.5 hereof, interest computed at the Revolving Credit Contract Rate shall be computed on the basis of a year of 365
          days and actual  days elapsed.   In the event  the laws of  the
          State of Texas are applicable, unless preempted by federal  law or other state laws now or hereafter in effect and applicable hereto, the applicable interest rate ceiling shall be the
          " indicated rate  ceiling    " from  time to  time in  effect under
          Texas Revised Civil Statutes Annotated, Article 5069-1.04, as amended.

          " Revolving Credit  Note     " shall  mean  that  certain  Revolving
          Credit Note dated April 7, 1995 executed by the Borrower payable to the order of Lender in the maximum principal amount
          of  $5,000,000.00   together  with   any  and   all   renewals,
          extensions, restatements, supplements, increases, amendments and other modifications made from time to time with respect thereto.

          " Revolving Credit Interest Payment Date " shall mean: (a) with respect to a Eurodollar Loan, the date upon which the Interest Period therefor ends; and (b) with respect to a Stated Rate Loan, the 1st day of each calendar month, commencing on May 1, 1995, and continuing regularly and monthly thereafter for the term of such Stated Rate Loan; provided, however, if any such payment date does not occur on a Business Day, then the Revolving Credit Interest Payment Date shall be the next succeeding Business Day.

          " Revolving Credit Maturity Date " means April 30, 1996, or such earlier date on which the entire unpaid principal amount of the Revolving Loans becomes due and payable whether by the lapse of time, the occurrence of the Terminati on Date, acceleration or otherwise; provided, however, if any such date is not a Business Day, then the Revolving Credit Maturity Date shall be the next succeeding Business Day.

          "  Revolving Loan   " shall mean an  advance made by  the Lender to
          the  Borrower   under  Section  2.2     of   this  Agreement.
          Collectively, all such advances  are referred to as  "Revolving
          Loans".

          "   Revolving Loan Commitment Amount " shall mean $5,000,000.00 or such lesser amount to which the Revolving Loan Commitment Amount may be reduced from time to time pursuant to this Agreement. The recital of a Revolving Loan Commitment Amount does not mean that the Lender shall be obligated to advance such amount.






          "  Stated Rate     " shall  mean the  rate of  interest specified  in
           subpart (a) of the definition of Revolving Credit Contract Rate or Term Loan Contract Rate, as applicable.

          ""Stated Rate Loan"    shall mean the  portion or portions  of any
          Revolving Loan or Term Loan which bears interest at a rate which is determined with reference to the Base Rate.

          " Stock   " shall mean  any capital stock  or other equity  rights,
          bonds, notes, or other instruments convertible into capital stock or other equity interests and options, warrants or other rights to acquire capital stock or other equity interests.

          " Subsidiaries   " shall mean  any corporation or  other entity  of
          which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are, at the time, directly or indirectly owned, collectively, by the Borrower and
          any  Subsidiaries   of   the  Borrower   (the   term   includes
          Subsidiaries of Subsidiaries and so on), including, without limitation, those set forth on Schedule 4.5.

          "Tangible Net Worth " shall mean, as of any applicab le date of determination, the excess of (a) the book value of all assets of a Person (other than patents, patent rights, trademarks,
          trade  names,  franchises,   copyrights,  licenses,   goodwill,
          research and development expenses unless prepaid and similar intangible assets) after all appropriate deductions (including,
          without  limitation,   reserves   for   doubtful   receivables,
          obsolescence, depreciation and amortization), all as determined in accordance with GAAP, over (b) all Debt (other than Guarantee Obligations and contingent liabilities arising with respect to letters of credit) of such Person.

          "   TCBY" shall mean TCBY Enterprises, Inc.

          "  Termination Date   " shall mean  April 30, 1996  or such earlier
          date on which the Borrower or the Lender shall permanently terminate the Lender's commitment under this Agreement to make Revolving Loans.

          " Termination Event     " shall  mean (i)  a  "reportable event"  as
          defined in section 4043 of ERISA (or which would be so defined if a plan were subject to Title IV of ERISA); (ii) the withdrawal of the Borrower or any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer" as defined in 4001(a)(2) of ERISA; (iii) the filing of a notice of intent to terminate a PBGC Plan or a Multiple Employer Plan or the treatment of a plan amendment as a termination under section 4041(c) of ERISA;
          (iv) the institution of proceedings to terminate a PBGC Plan or a Multiple Employer Plan by the PBGC; (v) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any PBGC Plan or a Multiple Employer Plan;  (vi)
          the occur     rence of  an event  described in  section 4068(f)  of
          ERISA with respect to a PBGC Plan; (vii) the occurrence of an event described in sections 302(f), 4069, 4070, or 4212(c) of
          ERISA or        sections 401(a)(29)  or  412(n)  of the  Code,  with
          respect  to   a  PBGC   Plan,   Multiple  Employer   Plan,   or
          Multiemployer Plan; (viii) any  complete or partial  withdrawal from a Multiemployer Plan as  defined in sections 4203 or  4205 of ERISA, any termination of a Multiemployer Plan within the meaning of section 4041A of ERISA or any Multiemployer Plan being insolvent or in reorganization status under section 4241 or 4245 of ERISA; or (ix) any occurrence similar to any of those referred to clauses (i) to (viii) above under the applicable laws of a foreign country.

          "  Term Loan  " shall mean the advances made  by the Lender to the
          Borrower under   Section 2.2 of this Agreement.

          "  Term Loan  Contract  Rate      " shall  mean,  as  of  any date  of
          determination, the fluctuating per annum rate of interest which equals the lesser of the Maximum Legal Rate (such interest rate to be adjusted  simultaneously with any  change in the  Maximum
          Legal Rate) or:   (a) with  respect to Stated  Rate Loans,  the
          Base Rate    less   three  quarters of  one percent  (0.75%) (such
          interest rate to be adjusted simultaneously with any change  in the Base Rate); and (b)  with respect to Eurodollar Loans,  one
          percent (1.0%)   plus    the applicable  Adjusted Eurodollar  Rate;
          provided, however, subject to all provisions of   Section 2.5, if
          at any time the Term Loan Contract Rate payable hereunder shall be computed on the basis of the Maximum Legal Rate, any subsequent reduction in the Term Loan Contract Rate shall not reduce such interest rate thereafter payable below the  Maximum
          Legal Rate until the aggregate amount of such interest  accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times co mputed solely on the basis of the applicable rates
          specified in    subparts (a), (b)   and  (c) above.  Subject to the
          provisions of  Section 2.5 hereof, interest computed at the Term
          Loan Contract Rate shall be computed on the basis of a year  of
          365 days and actual days elapsed.  In the event the laws of the
          State of Texas are applicable, unless preempted by federal  law or other state laws now or hereafter in effect and applicable hereto, the applicable interest rate ceiling shall be the
          " indicated rate  ceiling    " from  time to  time in  effect under
          Texas Revised Civil Statutes Annotated, Article 5069-1.04, as amended.

          " Term Loan Interest Payment Date " shall mean: (a) with respect to a Eurodollar Loan, the date upon which the Interest Period therefor ends; and (b) with respect to a Stated Rate Loan, the 1st day of each calendar month, commencing on May 1, 1995, and continuing regularly and monthly thereafter for the term of such Stated Rate Loan; provided, however, if any such payment date does not occur on a Business Day, then the Term Loan






          Interest Payment  Date shall  be the  next succeeding  Business
          Day.

          "      Term Loan Maturity Date" shall mean:

          (a) with respect to the portion of the Term Loan evidenced by Term Note #1, June 1, 2000;

          (b) with respect to the portion of the Term Loan evidenced by Term Note #2, December 31, 2001; or

          (c) whether or not any such portion of the Term Loan is evidenced by Term Note #1 or Term Note #2, such earlier date on which the entire unpaid principal amount of such portion of the Term Loan shall become due and payable whether by the lapse of time, acceleration or otherwise;

          provided, however, if such date is not a Business Day, then the
          Term Loan Maturity Date   shall be the next succeeding  Business
          Day.

          " Term Note #1   " shall mean  that certain Term  Promissory Note,
          dated June 11,     1993 executed  by the  Borrower payable to  the
          order  of  the  Lender  in  the  maximum  principal  amount  of
          $14,609,776.64  together   with   all   renewals,   extensions,
          restatements, supplements, increases, amendments and other modifications made from time to time with respect thereto.

          " Term Note #2   " shall mean  that certain Term  Promissory Note,
          dated November 28, 1994 executed by the Borrower payable to the order of the Lender in the maximum principal amount of
          $7,500,000.00   together   with   all   renewals,   extensions,
          restatements, supplements, increases, amendments and other modifications made from time to time with respect thereto.

          " UCC   " shall mean the  Uniform Commercial Code  as in effect  in the State of Texas or as in effect in any other state, the laws of which are required by Section 9.103 of the Texas UCC to be applied, as any such UCC may be amended from time to time.

          " Welfare Plan " shall mean an employee welfare benefit plan as defined in section 3(1) of ERISA (or any similar type of plan established or regulated under the laws of any foreign country)
          in which any personnel of Borrower or any Loan Party or any ERISA Affiliate participate, excluding any Multiemployer Plan, but including any such plan established or maintained by Borrower, any Loan Party or any ERISA Affiliate, or to which
          the  Borrower,   any  Loan   Party  or   any  ERISA   Affiliate
          contributes, is required to contribute, accrues an obligation to contribute, or is required to accrue an obligation to contribute, under the laws of any foreign country.






1.2.       Accounting  Terms      .    All  accounting  terms  not  specifically
          defined in this Agreement shall be construed in accordance with GAAP.

1.3.      Singular and Plural   .  Where  the context herein  requires, the
          singular number shall be deemed to include the plural, and vice versa.


SECTION 2.                COMMITMENT, INTEREST AND FEES.

2.1.      Commitment       .   Subject  to  the terms  and  conditions  of  this
          Agreement, the Lender agrees to make credit available to the Borrower of such amounts as the Borrower shall request pursuant
          to this   Section 2   at any time from the  date of this Agreement
          until the Termination Date, up to an aggregate principal amount outstanding at any time not to exceed the Commitment Amount; provided, however, that each Disbursement Date under this Agreement must be a Business Day, and Lender shall have no obligation to disburse any Loan if the amount thereof is less than $500,000.

2.2       _______________          Revolving Loans.

          2.2.1 Notice . The Borrower shall give the Lender at least one (1) Business Days' prior written notice of the Borrower's desire for a Revolving Loan that is also a
               Stated Rate  Loan.   Such  notice shall  be signed  by  an
               authorized officer of the Borrower and shall specify the proposed Disbursement Date and the principal amount of the proposed advance for such Revolving Loan. Notice of the Borrower's desire for a Eurodollar Loan shall be given in
               accordance with      Section 2.9.

          2.2.2    Lender Obligations   .  The  Lender agrees to  make the
               Revolving Loan on the Disbursement Date as set forth in a notice to the Lender from the Borrower conforming to the
               requirements  of Section  2.2.1     by   crediting   TCBY
               Enterprises, Inc., Account No. ___________ maintained by the Borrower with the Lender or any substitute deposit account approved by the Lender in writing, with the amount of such Revolving Loan; provided, however, that the Lender shall not be so obligated if:

                    (a) any  of the  conditions  precedent set  forth  in
                     Section 3 of this Agreement shall not have been satisfied or waived by the Lender in accordance with
                             Section 8.3 of this Agreement;

                    (b) such proposed Revolving Loan would cause the aggregate unpaid principal amount of the Revolving Loans outstanding under this Agreement to exceed the Revolving Loan Commitment Amount;






                    (c) such Revolving Loan would cause the sum of the aggregate unpaid principal amount of the Revolving
                    Loans then  outstanding  plus      the  aggregate  unpaid
                    principal balance of the Term Loans to exceed the Commitment Amount; or

                    (d) a Default or Event of Default has occurred (or will result therefrom) which has not been waived by
                    Lender in writing in accordance with    Section 8.3.

          2.2.3 Revolving Credit Note . The Revolving Loans shall be evidenced by the Revolving Credit Note, and the same shall be due and payable on the Revolving Credit Maturity  Date.
               The date and amount of each Revolving Loan made by the Lender and each repayment of principal thereon received by the Lender shall be recorded by the Lender in its records, or at, the option of the Lender, on a schedule attached to the Revolving Credit Note. The aggregate unpaid principal amounts so recorded by the Lender shall constitute the best evidence of the principal amount owing and unpaid on the Revolving Credit Note; provided, however, that the failure by the Lender to so record any such amount or any error in so recording any such amount (whether on a
               schedule  attached  to  the   Revolving  Credit  Note   or
               otherwise)  shall  not  l     imit  or  otherwise  affect  the
               obligations of the Borrower under this Agreement or the Revolving Credit Note to repay the principal amount of all of the Revolving Loans together with all interest accrued or accruing thereon.

          2.2.4  Interest  .  Subject to  the provisions of    Section 2.5
               below, the Revolving Loans shall bear interest on the principal balance from time to time outstanding at the Revolving Credit Contract Rate (and after the Revolving Credit Maturity Date, at the Default Rate). Interest on the Revolving Loans, to the extent then accrued, shall be payable on each Revolving Credit Interest Payment Date.

          2.2.5   M andatory  Prepayments    .    Notwithstanding  anything
               contained in this Agreement or the Revolving Credit Note to the contrary, Borrower shall prepay the entire unpaid principal balance outstanding on the Revolving Credit Note, together with all accrued unpaid interest thereon, at least one time during each twelve consecutive calendar months commencing with the twelve consecutive month period that ends on the first anniversary date of this Agreement, and following such prepayment, the Borrower shall not request the disbursement of any Revolving Loan, and no Revolving Loan shall be made, for a period of thirty (30) days following the date on which the entire principal balance and all accrued unpaid interest on the Revolving Credit Note is fully prepaid, as hereinabove required.

2.3.      _________          Term Loan.







          2.3.1.    Term Facility      .   Subject  to and  on  the terms  and
               conditions of this Agreement, the Lender hereby agrees  to make the Term Loan, as evidenced by Term Note #1 and  Term
               Note #2.  The portion of  the Term Loan evidenced by  Term
               Note  #1  was         initially  funded  in  whole  as  a  single
               Eurodollar Loan with  a ninety (90)  day Interest  Period.
               That portion of the Term Loan evidenced by Term Note #2 was initially funded in whole as a single advance on or before December 30, 1994.

          2.3.2 Note . The Term Loan shall be evidenced by Term Note #1 and Term Note #2, and the same shall be due and payable in installments as provided in each such Note with the entire unpaid principal balance and all accrued unpaid interest on each such Note being due and payable on the Term Loan Maturity Date that is applicable thereto.

          2.3.3   Interest  .  Subject to  the provisions of    Section 2.5
               below, the portions  of the  Term Loan  evidenced by  Term
               Note #1 and Term Note #2 shall, respectively, bear interest on the principal balance from time to time outstanding at the applicable Term Loan Contract Rate until the applicable Term Loan Maturity Date (and after the applicable Term Loan Maturity Date, at the Default
               Rate). Interest on the Term Loan shall be payable, to the extent then accrued, on each Term Loan Interest Payment Date.

2.4. Renewals and extensions . Renewals and extensions, if any, of the Loan, or any portion thereof, shall be at the Lender's discretion and shall be evidenced by such documents and instruments as the Lender may require in its sole discretion. The Lender shall not be obligated to accommodate any such renewals or extensions.

2.5. Maximum Interest . The following provisions shall control this Agreement, the Note and the other Loan Documents:

          (a)  No  agreements,  conditions,  provision  or   stipulations
               contained in this Agreement or in any other Loan Document, or the occurrence of a Default or an Event of Default, or the exercise by the Lender of the right to accelerate the payment of the maturity of principal or interest, or to exercise any option whatsoever contained in this Agreement or  any  other  Loan  Document,  or  the  arising  of  any
               contingency  whatsoever,  shall  entitle  the  Lender   to
               collect, in any event, interest exceeding the maximum amount allowed from time to time by applicable state or federal laws as now or as may hereinafter be in effect
               (the " Maximum Amount    ") ,  and  in  no  event  shall  the
               Borrower or any other Loan Party be obligated to pay interest exceeding the Maximum Amount, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Borrower or any other Loan Party to pay interest exceeding the Maximum Amount shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Amount. In the event any interest is charged or collected in excess of the Maximum Amount (the " Excess "), the Borrower and each other Loan Party acknowledge, agree and stipulate that any such amount shall be the result of an accidental and bona fide error, and any such charge shall be canceled and any such Excess that is collected shall
               be,  first,  applied  to  reduce  the  principal  of   any
               obligations due, and second, returned to the Borrower or to such other Person who may be entitled thereto by law, it being the intention of the parties hereto not to enter
               at  any  time  into  an  usurious  or  otherwise   illegal
               relationship.   The parties  hereto  and each  other  Loan
               Party recognize that with fluctuations in the Base Rate and the Adjusted Eurodollar Rate from time t o time an
               unintentional result could  inadvertently occur.   By  the
               execution of this Agreement, the Borrower and each other Loan Party covenant that (i) the cancellation, credit or return of any Excess shall constitute acceptance of such Excess, and (ii) neither the Borrower nor any other Loan Party shall seek or pursue any other remedy, legal or equitable, against the Lender based, in whole or in part, upon the charging or receiving of any interest in excess
               of the Maximum  Amount.   For the  purpose of  determining
               whether or not any Excess has been contracted for, charged or received by the Lender, all interest at any time contracted for, charged or received by the Lender in connection with the Borrower's obligations or any other Loan Party's obligations shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement and the other Loan Documents.

          (b)  The provisions of   Section 2.5(a)     shall be  deemed to  be
               incorporated into every Loan Document or communication relating to the Indebtedness, whether or not any provision
               of Section 2.5(a)        is  referred  to  therein.   All  such
               documents and communications and all figures set forth therein shall, for the sole purpose of computing the
               extent  of  the   obligations  asserted   by  the   Lender
               thereunder, be automatically recomputed by the Borrower or any other Loan Party, and by any court considering the same, to give effect to the adjustments or credits required by Section 2.5(a).

          (c) If the applicable state or federal law is amended in the future to allow a greater amount of interest to be charged under this Agreement or any other Loan Document than is presently allowed by applicable state or federal law, then the limitations on interest hereunder and thereunder shall be increased to the maximum allowed by applicable state or federal law, as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Lender by reason thereof shall be payable upon demand.

          (d) The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes), Article 5069-15, as amended, are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other agreements executed in connection herewith or therewith or to the transactions contemplated hereby or thereby.

2.6.      ____          Fees.

          2.6.1.   Preparation  Fees .     Subject   to  Section  2.5          ,
               contemporaneously with  the execution  of this  Agreement, the Borrower shall  pay to  the Lender the  amount of  the
               Lender's   expenses   (including   attorney's   fees   and
               disbursements, which shall not exceed $7,500) incurred by the Lender in connection with the preparation of this Agreement and other Loan Documents.

          2.6.2    Commitment Fee.  Subject to   Section 2.5, the Borrower
               agrees to pay the Commitment Fee to the Lender on each Commitment Fee Payment Date.

2.7         Changes in Commitment and Prepayments.

          2.7.1. Termination or Reduction in Commitment Amount . The Commitment Amount shall be reduced automatically at the time and in the amount of each payment or prepayment of principal made on the Term Loan whether such payment or
               prepayment is voluntary  or involuntary.   In addition  to
               the mandatory reductions of the Commitment Amount, the Borrower may, at any time and from time to time, upon at
               least  five  (5)  Business  Days'  prior  written   notice
               received by the Lender, permanently terminate the Lender's
               commitment to make Revolving Loans under    Sections 2.1 and
                  2.2  of this Agreement or permanently reduce the  Revolving
               Loan  Commitment  Amount;  provided,  however,  that   the
               Borrower, on the effective date of such termination or reduction, shall, in the case of a termination, pay to the Lender the aggregate unpaid principal amount of all
               Revolving Loans or, in the case of a reduction, the amount, if any, by which the aggregate unpaid principal amount of all Revolving Loans exceeds the then reduced Revolving Loan Commitment Amount together, in either case, with all interest accrued and unpaid on the principal amount that Borrower is required to prepay, but without
               other premium or penalty.   After any such reduction,  the
               Commitment Fee shall be calculated on the Revolving Loan Commitment Amount as so reduced. Following any reduction hereunder, the Revolving Loan Commitment Amount may not be increased or otherwise reinstated without the express written agreement of the Lender.

          2.7.2.   Optional Prepayments.

                    (a) Revolving Loans that are Eurodollar Loans may be prepaid at any time, without premium or penalty,
                         on  the  last   day  of   any  Interest   Period
                         applicable thereto,  upon three  Business  Days'
                         notice.  Revolving  Loans   that are  Stated Rate
                         Loans may be prepaid at any time, without premium or penalty, upon one Business Day's notice. Any interest accrued on the amount so prepaid up to the day of such prepayment must be
                         paid at  the  time  of any  such  payment.    No
                         optional  prepayment  made  under  this  Section
                           2.7.2(a)    shall   reduce  the   Revolving   Loan
                         Commitment Amount. Prepayments of the Revolving Loans shall be applied first toward the payment of accrued but unpaid interest and then toward the reduction of principal.

                    (b) The Term Loan may be prepaid at any time, in whole or in part, without premium or penalty, upon five (5) Business Day's notice; provided that interest accrued on the amounts so paid to the date of such payment must be paid at the time of any such payment and, provided further, in the case of any Eurodollar Loan, that the prepayment is made on the last day of the applicable Interest Period. Prepayments of the Term Loan shall be applied in such manner as the Lender may elect which may include application to installments of principal due thereunder in the inverse order of their maturities; provided, however, that Borrower may, so long as no Default or Event of Default shall then exist,
                         designate  in   writing  whether   a   specified
                         prepayment shall be applied to the portion of the Term Loan evidenced by Term Note #1 or the portion thereof evidenced by Term Note #2.

2.8. Basis of Payments . All sums payable to the Lender under this Agreement shall be paid directly to the Lender in immediately available funds, without set-off, deduction or counterclaim at the place designated for payment in the definition of Lender's
          Address set forth in  Section 1.1   of this Agreement or  at such
          other place in the United States of America as Lender may designate in writing delivered in accordance with the notice provisions of this Agreement.

2.9. Notice and Manner of Borrowing, Continuing and Converting Eurodollar Loans. Whenever the Borrower desires to obtain or to continue any Revolving Loan as a Eurodollar Loan or to continue any portion of the Term Loan as a Eurodollar Loan or to convert all or any portion of any Loan into an Eurodollar Loan, the Borrower shall, by and through its chief executive officer, chief financial officer, chief accounting officer, or corporate
          controller,  notify   the  Lender   (which  notice   shall   be
          irrevocable) by telex, telegraph, telecopier or telephone received no later than 10:00 a.m. Dallas, Texas time on the
          date two  (2)  Business  D      ays before  the  day  on  which  the
          Revolving Loan advance is to be made or, as applicable, any portion of any Loan is to be continued as a Eurodollar Loan or converted to a Eurodollar Loan. Such notice shall specify (a)
          if Borrower desires to obtain an advance on the Revolving Loan, the effective date for the advance and the amount thereof that shall constitute a Eurodollar Loan, (b) in the case of any portion of any Loan then outstanding, the effective date and amount of each portion thereof to be continued as or converted to a  Eurodollar  Loan, (c)  the  interest rate  option  to  be applicable to each portion of any Loan to be continued or converted, and (d) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of
          Interest Period and   Section 2.10).  Each such notification (a
          " Notice of Borrowing " or "  Notice of Eurodollar Conversion ", as
          applicable)  shall  be  immediately   followed  by  a   written
          confirmation thereof by the Borrower in substantially the form of Exhibit B hereto; provided that if such written confirmation differs in any material respect from the action taken by the Lender, the records of the Lender shall control absent manifest error.

2.10 Conditions to Loan Conversion. The Borrower may not convert or continue any portion of any Loan into a Eurodollar Loan if a Default or Event of Default shall have occurred and be continuing. Furthermore, no more than two (2) Eurodollar Loans
          shall  be  outstanding  at  any  one       time.    Subject  to  all
          conditions set forth in this Agreement, conversions may be made on any Business Day (which, in the case of a conversion of a Eurodollar Loan, shall be the last day of the Interest Period applicable to such Eurodollar Loan).

2.11      ____________________________          Duration of Interest Periods.

          (a)  Subject to the  provisions of the  definition of  Interest
               Period  and   Section  2.9  above,  the  duration  of  each
               Interest Period applicable to a Eurodollar Loan shall be as specified in the applicable Notice of Borrowing or Notice of Eurodollar Conversion.

          (b) If the Lender does not receive a notice of election of duration of an Interest Period for a Eurodollar Loan within the applicable time limits specified herein, or if, when such notice must be given, a Default or Event of Default exists, the Borrower shall be deemed to have elected to convert such Eurodollar Loan into a Stated Rate






               Loan on the last day of the then current Interest Period with respect thereto.

          (c) Notwithstanding the foregoing, the Borrower may not select an Interest Period for any Eurodollar Loan that would end, but for the provisions of the definition of Interest Period, after the applicable Maturity Date of the Loan.

2.12          Changed Circumstances Applicable to Eurodollar Loans.

          (a)  In the event that:

                    (i) on any date on which the Adjusted Eurodollar Rate would otherwise be set, the Lender shall have determined in good faith (which determination shall be final and conclusive after inquiry) that adequate and fair means do not exist for ascertaining the Interbank Offered Rate; or

                    (ii) at any time the Lender shall have determined  in
               good  faith  (which  determination  shall  be  final   and
               conclusive) that:

                         (aa) the continuation of or conversion of any Loan (or any portion thereof) to a Eurodollar Loan has been made imprac ticable or unlawful by
                         (1) the occurrence of a contingency that materially and adversely affects the interbank Eurodollar market or (2) compliance by the Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                         (bb) the Adjusted Eurodollar Rate shall no longer represent the effective cost to the Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

               then, and in any such event, the Lender shall forthwith so notify the Borrower thereof. Until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Lender to allow selection by the Borrower of the Eurodollar Loan shall be suspended. If at the time the Lender so notifies the Borrower, the Borrower has previously given the Lender a Notice of Borrowing or Eurodollar Conversion but the advance has not yet been made or the continuation or conversion has not yet gone into effect, such notification shall be deemed to be void.
          (b) In the event any change in law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                    (i)  subjects   the Lender to any  tax with respect to
               payments of  principal or  interest or  any other  amounts
               payable  hereunder  by  the  Borrower    or  otherwise  with
               respect to the transactions contemplated hereby (except for taxes on the overall net income of the Lender imposed
               by  the  United  States   of  America  or  any   political
               subdivision thereof); or

                    (ii) imposes,  modifies  or   deems  applicable   any
               deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Lender (other than such requirements as are already included in the determination of the Adjusted Eurodollar Rate); or

                    (iii) imposes upon the Lender any other condition with respect to its performance under this Agreement,

          and the result of any of the foregoing is to increase the cost to the Lender, reduce the income receivable by the Lender or impose any expense upon the Lender with respect to the any
          Loans, the Lender shall notify the Borrower thereof. The Borrower agrees to pay to the Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Lender of a statement in the amount and setting forth the Lender's calculation thereof and an explanation of the change which has resulted in such increase in cost, reduction in income, or additional expense, which statement shall be deemed true and correct, absent manifest error.


2.13 Payments Not at End of Interest Period . If the Borrower for any reason makes any payment of principal with respect to any Eurodollar Loan (other than regularly scheduled installments of principal) on any day other than the last day of an Interest Period applicable to such Eurodollar Loan, or fails to borrow, continue or convert to a Eurodollar Loan after giving a Notice of Borrowing or a Notice of Eurodollar Co nversion pursuant to
            Section 2.9 , or if any Eurodollar Loan is accelerated, the Borrower shall pay to the Lender an amount computed pursuant to the following formula:






                         L =   (R - T) x P x D
                                   365

               L    =    amount payable to the Lender
               R    =    interest rate on such Loan
               T    =    effective interest rate per  annum at which  any
                         readily marketable bond  or other obligation  of
                         the United States, selected at the Lender's sole
                         discretion, maturing on or near the last day  of
                         the then applicable Interest Period of such Loan
                         and in  approximately the  same amount  as  such
                         Loan can be purchased by  the Lender on the  day
                         of such  payment  of  principal  or  failure  to
                         borrow or continue or convert
               P    =    the amount of principal prepaid or the amount of
                         the requested Loan
               D    =    the number  of days  remaining in  the  Interest
                         Period as of the date of such payment or the number of days of the requested Interest Period

          The Borrower shall pay such amount upon presentation by the Lender of a statement setting forth the amount and the Lender's calculation thereof pursuant hereto, which statement shall be deemed true and correct, absent manifest error.


SECTION 3.          CONDITIONS PRECEDENT TO OBLIGATIONS OF LENDER.

3.1. Conditions to Borrowing . The obligations of the Lender under this Agreement are subject to the occurrence, prior to or simultaneously with execution of this Agreement, of each of the following conditions, any or all of which may be waived in whole or in part by the Lender in writing:

          3.1.1. Documents Executed. The Borrower and each other Loan Party shall have each executed (or caused to be executed) and delivered each of the Loan Documents to the Lender.

          3.1.2. Certified Resolutions . The Borrower and each other Loan Party shall have each furnished to the Lender a copy of resolutions of the Board of Directors (or, if the Borrower or such Loan Party is not a corporation, comparable evidence of authorization) of the Borrower and each other Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party or by which it or any of its assets are bound, which shall have been certified by the Secretary or Assistant Secretary of the Borrower or such other Loan Party (or, if the Borrower or such Loan Party is not a corporation, comparable verification shall be provided) as of the date of this Agreement.

          3.1.3. Certified Articles. The Borrower and each other Loan Party shall have each furnished to the Lender a copy of its articles of incorporation, including all amendments thereto, and all other charter documents of the Borrower and each other Loan Party, (or, if the Borrower or such other Loan Party is not a corporation, copies of all documents by which such Person was created and governed) all of which shall have been certified by the state agency issuing the same as of a date reasonably near the date of this Agreement (or, if the Borrower or such other Loan Party is not a corporation, comparable verification shall be provided).

          3.1.4. Certified Bylaws . The Borrower and each other Loan Party shall have each furnished to the Lender a copy of its bylaws (or, if the Borrower or such other Loan Party is not a corporation, copies of all documents by which such Person was created and governed), which shall have been certified by the secretary or assistant secretary of the Borrower or such other Loan Party as of the date of this Agreement (or, if the Borrower or such other Loan Party is not a corporation, comparable verification shall be provided).

          3.1.5. Certificate of Good Standing . The Borrower and each other Loan Party shall have each furnished to the Lender a certificate of good standing (or, if the Borrower or such Loan Party is not a corporation, comparable evidence of its continued existence), which shall have been certified by the state agency issuing the same as of a date reasonably near the date of this Agreement (or, if the Borrower or such other Loan Party is not a corporation, comparable verification shall be provided).

          3.1.6.    Certificate of  Incumbency   .   The Borrower  and each
               Loan Party shall have each furnished to the Lender a certificate from its secretary or assistant secretary (or, if the Borrower or such Loan Party is not a corporation, from the Person(s) who exercises managerial control over its business), certified as of the date of this Agreement, as to the incumbency and signatures of the officers or other representatives of the Borrower or such other Loan Party signing this Agreement, the Note or any other Loan Document.
          3.1.7.    Opinions of  Counsel   .   The Borrower  and each  other
               Loan Party shall have each furnished to the Lender the favorable written opinion of cou nsel to the Borrower or such other Loan Party, dated as of the date of this Agreement and in the form satisfactory to the Lender.

          3.1.8. UCC Lien Search . The Lender shall have received UCC record and copy searches, disclosing no notice of any liens or encumbrances filed against any of the assets of the Borrower or any Subsidiary in any relevant jurisdiction other than as relate to Permitted Liens or which are to be wholly released in connection with the






               closing  of   the   transactions  contemplated   by   this
               Agreement.

          3.1.9.   Approval   of   Lender   Counsel      .      All   actions,
               proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or any other Loan Document or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for the Lender, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have requested.

          3.1.10.     Other Information  and  Documentation   .   The  Lender
               shall have received  such other information,  certificates
               and  executed  documents  as  it  shall  have   reasonably
               requested in connection with this transaction.

3.2 Conditions to all Disbursements . The obligation of the Lender to make (or renew or extend) any Loan on any Disbursement Date (including, but not limited to, the Disbursement Date first occurring) is subject to the prior occurrence of each of the following conditions, any or all of which may be waived in whole or in part by the Lender in writing:

          3.2.1    Certificate       .    The  Lender  shall  have  received  a
               certificate, executed by the Chief Executive or Chief Financial Officer of the Borrower, certified as of such
               Disbursement  Date  and  confirming   that,  as  of   such
               Disbursement Date:

               a. no Default or Event of Default has occurred and is continuing; and

               b. the warranties and representations set forth in this Agreement and each Loan Document are true and correct in all material respects on and as of such Disbursement Date and nothing is omitted therefrom that causes any such representations or warranties to be misleading in any material respect.

          3.2.2    Lender Satisfaction   .  The  Lender shall not  know or
               have any belief that, as of such Disbursement Date:

               a. any Default or Event of Default has occurred and is continuing;

               b. any warranty or representation set forth in this Agreement or any other Loan Document shall not be true and correct on or as of such date or that any thereof shall be misleading in any material respect; or






               c. any provision of law, any order of any court or other agency of government or any regulation, rule or interpretation thereof, shall have had any material adverse effect on the validity or enforceability of this Agreement or any other Loan Document or on the financial condition of the Borrower or any Loan Party or the business or operations of any such Person.

SECTION 4.                 WARRANTIES AND REPRESENTATIONS.

     The Borrower represents and warrants to the Lender that:

4.1.      orporate Existence and Power .  (a) The Borrower and each Loan
          Party  is  an  existing  legal  entity  as  specified  in   the
          definitions of the terms "Borrower" and "Loan Party"  contained
          in   Section 1.1    of  this  Agreement  duly  organized,  validly
          existing and in good standing under the laws of its State of formation, as specified in such definition, (b) each of the Subsidiaries is an existing legal entity as specified in the
          definition of  such  term  contained  in  Section 1.1    of  this
          Agreement,  duly  organized,  validly  existing  and  in   good
          standing under the law of its State of formation, as therein specified, (c) the Borrower, each Loan Party which is not an individual and each of the Subsidiaries have the power and authority to own their respective properties and assets and to carry out their respective businesses as now being conducted and are qualified to do business and in good standing in every jurisdiction wherein such qualification is necessary, and (d) the Borrower and each Loan Party each has the capacity, power and authority to execute, deliver and perform each of the Loan Documents to which it is a party (including, with respect to the Borrower, this Agreement), to borrow money in accordance with its terms and to do any and all other things required of it hereunder or under any other Loan Document.

4.2.        Authorization and  Approvals     .   The  execution,  delivery  and
          performance of this Agreement, the borrowing hereunder and the execution and delivery of the other Loan Documents (a) have been duly authorized by all requisite action, (b) do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Lender, (c) will not violate any provision of law, any order of any court or other agency of government, the articles of inc orporation or bylaws (or comparable documents) of the Borrower or any other Loan Party, any provision of any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party, or by which it or any of its properties or assets are bound, (d) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, agreement or other instrument, and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or any other Loan Party other than in favor of the Lender.

4.3. Valid and Binding Agreement. This Agreement and the other Loan Documents are (or will be, when executed and delivered) valid and binding obligations of the Borrower and each other Loan Party to the extent they are a party thereto, in each case enforceable in accordance with their respective terms except as such enforcement may be limited by bankruptcy, reorganization, insolvency and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

4.4.      _  Actions, Suits or Proceedings.  Except as disclosed on  Schedule
             4.4 , there are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency, pending, or, to the best knowledge of the Borrower, threatened against or affecting the Borrower, any
          Loan Party or any of the Material Subsidiaries, or any properties or rights of the Borrower, any Loan Party or any of the Material Subsidiaries which, if adversely determined, could materially impair the right of the Borrower, any Loan Party or any of the Material Subsidiaries  to carry on their  respective
          businesses s      ubstantially as  now  conducted  or could  have  a
          material adverse effect upon the financial condition of the Borrower, any Loan Party or any of the Subsidiaries.

4.5.        Subsidiaries    .   The  Subsidiaries  specifically  named  in  the
          definition of such term that is contained in  Section 1.1 hereof are the only wholly or partially owned Subsidiaries of the Borrower and the ownership (both legal and beneficial) of each
          Subsidiary   is   completely   and   correctly   described   on
          ____________          Schedule 4.5.

4.6. No Liens, Pledges, Mortgages or Security Interests. Except for Permitted Liens, none of the Borrower's or the Subsidiaries' assets and properties is subject to any Lien of any kind or character.

4.7.        Accounting Principles     .   The  Financial Statements  have  been
          prepared in accordance with GAAP  and fully and fairly  present the financial condition  of the Borrower  and the  Subsidiaries
          and  each  other  Loan   Party  who  has  furnished   Financial
          Statements,  as  of  the  dates  (and  the  results  of   their
          operations for the periods) for which the same are furnished to the Lender. Neither the Borrower, any Subsidiary nor any other
          Loan Party who furnished Financial Statements has material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

4.8.        No Adverse Changes .  There has been no material adverse change
          in  the  business,  properties   or  condition  (financial   or






          otherwise) of the Borrower, any Material Subsidiary or any Loan Party who has furnished Financial Statements since the date of the latest Financial Statement.

4.9.         Conditions Precedent   .  As of  the date of  this Agreement, all
          appropriate conditions  precedent  referred  to  in    Section 3
          hereof shall have been satisfied (or waived in writing by the Lender).

4.10.        Taxes    .   The Borrower  and the  Material Subsidiaries  and
          each other Loan Party have filed by the due date therefor all federal, state and local tax returns and other reports they are required by law to file and which are material to the conduct of their respective businesses, have paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and have made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. The Borrower has no knowledge of any deficiency or assessment in a material amount in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

4.11.      Compliance with  Laws   .   Except as  disclosed on   Schedule
            4.11, the Borrower and the Material Subsidiaries and each other Loan Party have complied with all applicable laws, to the extent that failure to comply would materially affect any of their assets or interfere with the conduct of the business of the Borrower or any of the Material Subsidiaries.

4.12.     Indebtedness  .  The Borrower  and the Subsidiaries have  no
          Debt, whether contingent or otherwise, that was incurred in connection with any loan, credit or other financial transaction (including liabilities arising in connection with letters of credit, commercial paper, banker's acceptances and similar
          financial transactions) except for   the Indebtedness, the  Debt
          disclosed on   Schedule 4.12 and, to the extent Borrower makes or
          is deemed to make this representation and warranty at any  time
          in the future,  the Debt  permitted under  Section 6.2     of this
          Agreement.

4.13.       Material Agreements     .   Except  as disclosed  on   Schedule
              4.13 , the Borrower and the Subsidiaries have no leases, contracts, or patent or trademark licenses which, if breached,
          terminated,  lost  or   otherwise  adversely  affected,   could
          materially and adversely affect the financial condition or business of the Borrower or any Material Subsidiary; to the best knowledge of Borrower following diligent inquiry, all parties to such agreements (including the Borrower and the
          Subsidiaries)  have  complied  with  the  provisions  of   such
          agreements; and to the best knowledge of Borrower, following diligent inquiry, no party to such agreements (including the Borrower and the Subsidiaries) is in default thereunder, and no event has occurred which with notice or the passage of time, or both, would constitute such a default.
4.14.       Margin Stock        .   Neither  the  Borrower  nor  any  of  the
          Subsidiaries nor any Loan Party  is engaged principally, or  as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any " margin
           stock      " t of  the
          proceeds of any Loan has been or will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose that might violate the provisions of Regulation G, T, U or X of the said Board of Governors. Neither the Borrower, any Subsidiary nor any other Loan Party owns any margin stock.

4.15.        Misrepresentation  .  No warranty  or representation by  the
          Borrower or any Loan Party contained herein or in any certificate or other document furnished by the Borrower or any Loan Party pursuant hereto or in connection herewith contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made.

4.16.      Forfeiture .  Except as disclosed on  _    Schedule 4.4 , neither
          the Borrower, any Subsidiary nor any other Loan Party is or has been charged with or, to its knowledge, is under investigation for possible violations of the Racketeering, Influence and Corrupt Organizations Act ("RICO"), the Continuing Criminal Enterprises Act ("CCE"), the Contraband Substance Act of 1978, the Money Laundering Act of 1986, the Drug Abuse Act of 1986, or any similar law providing for the possible forfeiture of any of its assets or properties.


SECTION 5.     _____________________               AFFIRMATIVE COVENANTS.

     From the date hereof until the Indebtedness is paid and performed in full, the Borrower covenants and agrees:

5.1.               Financial and Other Information.

          5.1.1. Annual Financial Reports . Borrower will furnish or cause to be furnished to the Lender in form satisfactory to the Lender not later than one hundred twenty (120) days after the close of each fiscal year of the Borrower and
               the  Subsidiaries  consolidated  balance  sheets,   income
               statements and statements of cash flow and consolidating balance sheets and income statements for the Borrower and the Subsidiaries as of the close of each such fiscal year,
               and such  other comments  and   financial details  as  are
               usually included in similar reports. Such reports shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing selected by the Borrower and shall contain unqualified opinions as to the fairness of the statements therein contained.

          5.1.2. Interim Financial Statements . Borrower will furnish or cause to be furnished to the Lender, not later than sixty (60) days after the close of each quarter of each
               fiscal  year  of  the   Borrower  and  the   Subsidiaries,
               financial  statements   containing  consolidated   balance
               sheets, income statements and statements of cash flow and consolidating balance sheets and income statements as of
               the end of each  such period.   These statements shall  be
               prepared on substantially the same accounting basis as the
               statements required in   section 5.1.1    of this  Agreement,
               and the accuracy of the statements shall be certified by the chief executive or financial officer of the Borrower.

          5.1.3.      Compliance Certificate .  Together with each delivery
               of the financial statements required by    Sections 5.1.1 and
                 5.1.2 of this Agreement, Borrower will furnish to the Lender a Compliance Certificate of its chief executive or financial officer stating, among the other requirements thereof, that no Event of Default or Default has occurred, or if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto.

          5.1.4.    Adverse Events   .  Borrower  will promptly  inform the
               Lender of  the  occurrence  of any  Even   t of  Default  or
               Default, or of any occurrence which has or could be expected to have a materially adverse effect upon any of the business, properties, financial condition or ability of the Borrower or any other Loan Party to comply with its obligations under any Loan Document.

          5.1.5.    Reports      .   Borrower  will  promptly  furnish  to  the
               Lender, upon becoming available, a copy of all financial statements, reports, notices, proxy statements and other communications sent by the Borrower to the owners or holders of Borrower's Stock and all regular and periodic reports filed by the Borrower with the Securities and Exchange Commission and all Offering Franchise Circulars filed with any state (or agency thereof) within the United States of America.

          5.1.6.     Other  Information  as  Requested    .    Borrower  will
               promptly furnish or  cause to be  furnished to the  Lender
               such   other   information   regarding   the   operations,
               properties, business affairs and financial condition of the Borrower and the Subsidiaries as the Lender may reasonably request from time to time, and if Lender believes in good faith that good cause for inspection may exist (which cause shall be communicated to Borrower), Borrower shall permit (or cause to be permitted) the Lender, its employees, attorneys and agents, to inspect all of the books, records and properties of the Borrower and the Subsidiaries at any reasonable time.

5.2. Insurance. Borrower will keep and will cause to be kept all of its insurable properties and the insurable properties of the Subsidiaries adequately insured and will maintain and cause the Subsidiaries to maintain (a) insurance against fire and other risks customarily insured against by companies engaged in the same or a similar business to that of the Borro wer or the
          Subsidiaries,  (b) worker's  compensation  insurance,  to   the
          extent required by applicable law, (c) public liability and product liability insurance in amounts and against risks customarily insured against by companies engaged in the same or a similar business,  (d) business  interruption insurance,  and
          (e) such  other insurance  as  may be  required  by law.    The
          Borrower will deliver to the Lender, at the Lender's reasonable
          request,  evidence  satisfactory  to   the  Lender  that   such
          insurance has been so procured  and, with respect to  liability
          insurance,  such  insurance  shall   name  the  Lender  as   an
          additional insured.

5.3. Taxes. Borrower will pay or will cause to be paid promptly and within the time that they can be paid without interest or penalty all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed
          upon  the  Borrower  or  the  Subsidiaries  or  any  of   their
          respective properties, except to the extent being contested in good faith and, if reasonably requested by the Lender, bonded in a manner satisfactory to the Lender. If the Borrower shall fail to pay or cause to be paid such taxes and assessments by their due date, the Lender shall have the option to do so, and the Borrower agrees to repay the Lender, with interest at Default Rate, all amounts so expended by the Lender.

5.4.        Maintain Corporation and Business  .  Borrower will do  or cause to be done all  things necessary to preserve  and keep in  full force and effect the Borrower's and the Material Subsidiaries' existence, rights and franchises and to comply and to cause each Subsidiary to  comply with all  applicable laws;  Borrower will and will cause each Material Subsidiary to continue to conduct and operate their respective businesses substantially as conducted and  operated at the  present time; Borrower  will
          and will  cause        each  Material  Subsidiary  to  at  all  times
          maintain, preserve and   protect all franchises,  trademarks and
          trade names and preserve all of their respective properties used or useful in the conduct of their respective businesses and to keep the same in good repair, working order and condition; and Borrower will and will cause each Material Subsidiary to from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in






          connection  therewith  may   be  properly  and   advantageously
          conducted at all times.

5.5.        Use of Loan Proceeds   .  Borrower will  use the proceeds of  the
          Loans for the Loan Purposes set forth in the definition of such term that is contained in Section 1.1 of this Agreement.

5.6. Leverage Ratio. On a consolidated basis with the Subsidiaries, Borrower will at all times maintain a ratio of Debt to Tangible Net Worth of the Borrower and Subsidiaries that is less than
          0.75 to 1.0.

5.7. Current Ratio . On a consolidated basis with the Subsidiaries, Borrower will at all times maintain a ratio of Current Assets to Current Liabilities of the Borrower and Subsidiaries that is greater than 2.0 to 1.0.

5.8.       Profitability  Ratio    .    On  a  consolidated  basis  with  the
          Subsidiaries,  Borrower   will   at  all   times   maintain   a
          Profitability Ratio greater than 1.5 to  1.0.  As used in  this
            Section 5.8, "  Profitability Ratio   " shall  mean,  as  of  any
          applicable date of determination, the  ratio of Net Income  for the immediately preceding period  of twelve calendar months  to
          Current Maturities  of       Long Term  Debt  of  the Borrower  and
          Subsidiaries.

5.9.       Fixed Charge  Coverage      .   On  a  consolidated basis  with  the
          Subsidiaries, Borrower will at all times maintain a Fixed Charge Coverage ratio greater than 1.0 to 1.0. As used in this
            Section 5.9 , " Fixed Charge  Coverage    " shall  mean, as  of any
          applicable date of determination, the ratio of Net Income of the Borrower and Subsidiaries for the immediately preceding period of twelve calendar months plus Noncash Charges of the Borrower and Subsidiaries for the same period to Current Maturities of Long Term Debt of the Borrower and Subsidiaries plus cash dividends paid by TCBY to the shareholders of TCBY for the preceding period of twelve calendar months plus Replacement CapEx of the Borrower and Subsidiaries for the preceding period of twelve calendar months (Replacement CapEx incurred by the Borrower and Subsidiaries during the 12 months preceding the date of this Agreement may be based upon the best estimate of such expenditures as made by Borrower's chief financial officer and controller).

SECTION 6.     __________________               NEGATIVE COVENANTS.

     From the date hereof until the Indebtedness is paid and performed in full, the Borrower covenants and agrees that it will not and it will not permit any Subsidiary to:

6.1.        Liens and Encumbrances    .  Create,  incur, assume  or suffer  to
          exist any Lien, encumbrance, or charge of any kind (including any lease required to be capitalized under GAAP) upon any of its properties and/or assets other than Permitted Liens.






          Notwithstanding the foregoing, should Lender consent to the Borrower and/or any of the Subsidiaries voluntarily creating, incurring, assuming or suffering to exist any such Lien, encumbrance or charge of any kind (including any lease required to be capitalized under GAAP) upon any of its properties and/or assets, such consent shall be conditioned upon the immediate granting of, and Americana shall immediately grant to the Lender, a first priority Lien and security interest against, in and to all of the assets and properties of Americana.

6.2. Subsidiary Indebtedness . As to the Subsidiaries only, incur, create, assume or permit to exist any Debt, except for (a) the
          Indebtedness, (b) existing Debt described on   Schedule 4.12, (c)
          trade    indebtedness  and liability  upon negotiable  instruments
          resulting  from  the  endorsement   of  such  instruments   for
          collection or deposit to the extent the same are incurred in good faith in the ordinary course of business, and (d) purchase money obligations incurred in good faith in the ordinary course of business and secured by Permitted Liens.

6.3.       Extension of  Credit  and  Investments    .   (a)  Make  any loan,
          advance or extension of credit to any Person, or (b) acquire or
          hold  beneficially  any  Stock  of  any  Person  or  make   any
          investment or acquire any interest whatsoever in any Person (unless the Borrower and/or its wholly-owned Subsidiaries own, legally and beneficially, 50% or more of all Stock and/or other interests in such Person or the Borrower holds the requisite power and ownership interests to solely direct and manage such
          Person's  business  and  affairs   pursuant  to  its   charter,
          articles, bylaws and/or other governing documents) if, as a result of any action described in clause (a) or (b) above, the aggregate amount of all such loans, advances and extensions of credit plus the value of all such Stock and other investments made by the Borrower and the Subsidiaries, on an aggregate
          basis,  would   exceed  twenty-five   percent  (25%)   of   the
          consolidated  Tangible  Net  Worth  of  the  Borrower  and  the
          Subsidiaries;  provided,  however,  that  (i)  sales  made   or
          services provided on open account and other trade receivables, provided the same arise in the ordinary course of business, and
          (ii) loans, advances and extensions of credit between or  among
          the  Borrower   and   wholly-owned  Subsidiaries,   and   (iii)
          "slotting" allowances funded in connection with the acquisition of store space for retail yogurt sales activities, and (iv) equipment placement contracts entered into in connection with yogurt retail sales activities (provided that the Borrower or Subsidiary, as applicable, retains ownership of the equipment)
          shall  not  be  taken   into  consideration  for  purposes   of
          determining compliance with this provision.

6.4. Guarantee Obligations . As to the Subsidiaries only, directly or indirectly, in any way be or become responsible for Guarantee Obligations.






6.5. Subordinate Indebtedness . Subordinate any indebtedness due to it from a Person (or any Lien securing such indebtedness) to indebtedness of other creditors of such Person (or any Lien securing such indebtedness).

6.6.        Property Transfer,  Merger or  Lease-Back   .   (a) Sell,  lease,
          transfer or otherwise  dispose  of any assets, except the  sale of yogurt stores in the  ordinary course of business, the  sale of Subsidiaries in the ordinary course of business (other than Material Subsidiaries), the sale of Carlin Manufacturing, Inc., the sale of inventory  in the ordinary  course of business  and
          disposition  of  obsolete  or   worn-out  equipment  upon   the
          replacement thereof, (b) change its name, consolidate with or merge into any other Person, permit another Person to merge into it, enter into any reorganization or recapitalization or reclassify its Stock, or (c) enter into any sale-leaseback
          transaction; provided,  however    , that  a  Subsidiary which  is
          wholly  owned  by   the  Borrower  may   be  merged  into,   or
          consolidated with, another Subsidiary which is wholly owned by the Borrower, and such Subsidiary may sell, lease or transfer all or a substantial part of its assets to another Subsidiary wholly owned by the Borrower, and such Subsidiary may acquire all or substantially all of the properties and assets of the Subsidiary so to be merged into (or consolidated with) it or so to be sold, leased or transferred to it.

6.7.       Investments  .     Make   any   investment   including,   without
          limitation, the acquisition or holding of any Stock of, or any investment in or acquisition of any interest whatsoever in any
          other Person except  for:   (a) the Stock  of the  Subsidiaries
          owned by the Borrower and/or any Subsidiary on the date of this Agreement and/or JBY Co.,Inc., a Japanese corporation (20% of which is owned by TCBY International, Inc.); (b) Stock, investments and other interests acquired by the Borrower and Subsidiaries in other Persons, to the extent permitted by
            Section 6.3 , above; (c) Stock in wholly owned Subsidiaries of the Borrower; (d) certificates of deposit with maturities of one (1) year or less; (e) direct obligations of the United States Government or its agencies or mutual funds holding solely such obligations; (f) commercial paper, maturing not more than two hundred seventy (270) days after the date of issue, issued by corporations with a minimal rating of "P-1" (or its equivalent) according to Moody's Investor Service, "A-1+" (or its equivalent) according to Standard & Poors Corporation, or "F-1" (or its equivalent) according to Fitch's Investors Service, Inc.; (g) banker's acceptances issued by banks organized under the laws of the United States or any state thereof which mature no later than and have ratings equal to or greater than those stated for commercial paper in subpart
          (f) above; (h) money market a ccounts; and (i) investment grade bonds rated "AA" or"AAA" (or the equivalent) by Standard & Poors Corporation.






6.8. Misrepresentation . Furnish the Lender with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such
          certificate  or  document  not  misleading  in  light  of   the
          circumstances under which it was furnished.

6.9.       Margin Stock   .  Apply any  of the proceeds of  any Loan, or any
          portion thereof, to  the purchase  or carrying  of any  "  margin
           stock    " within  the meaning  of  Regulation U  of the  Board  of
          Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

6.10. Compliance with Environmental Laws . Use (or permit any tenant to use) any of its assets for the handling, processing, storage, transportation, or disposal of any Hazardous Substance unless the same is handled in all respects in compliance with all Environmental Laws, or generate any Hazardous Substance unless the same is generated in all respects in compliance with Environmental Laws, or conduct any activity which is likely to cause a release of any Hazardous Substance, or otherwise conduct any activity or use any of its assets in any manner that is likely to violate any Environmental Law.

6.11. Principal Place of Business . Move Americana's principal place of business from the address for Americana specified in
              Section 1.1 of this Agreement under the term "Guarantor."

6.12.       Repurchase of  Stock      .   With  respect  to  the  Borrower,
          repurchase the Stock of TCBY using, directly or indirectly, the proceeds of any loan.


SECTION 7.       EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS.

7.1. Acceleration of Indebtedness. Upon the occurrence of any Event of Default, all Indebtedness shall be due and payable in full forthwith at the option of the Lender without presentation, demand, protest, notice of dishonor, notice of intention to accelerate, or other notice of any kind, all of which are hereby expressly waived. Unless all of the Indebtedness is then fully paid, the Lender shall have and may exercise any one or more of the rights and remedies which shall be available to Lender under this Agreement or any other Loan Document or otherwise at law or in equity including, without limitation, the right to set-off against the Indebtedness any amount owing by the Lender to the Borrower.

7.2.       Cumulative Remedies     .   The rights  and  remedies provided  for
          herein or in any other Loan Document are cumulative to one another and to the rights and remedies for collection and enforcement of the Indebtedness as provided by law or in equity. Nothing herein contained is intended, and it should not be construed, to preclude the Lender from pursuing any other right or remedy for the recovery of any other sum to which the Lender may be or become entitled for the breach of this Agreement or any other Loan Document.


SECTION 8.     _____________               MISCELLANEOUS.

8.1.       Independent Rights      .   No  single or  partial  exercise of  any
          right, power, privilege or remedy hereunder or under any  other
          Loan Document, or any delay in the exercise there of, shall preclude other or further exercise thereof.

8.2. Covenant Independence . Each covenant in this Agreement and in each Loan Document shall be deemed to be independent of any other covenant, and an exception in one covenant shall not create an exception in another covenant.

8.3.      Waivers and  Amendments    .   No forbearance  on the  part of  the
          Lender in enforcing any of  its rights under this Agreement  or
          any  other  Loan   Document  and  no   renewal,  extension   or
          rearrangement of any payment or covenant to be made or performed hereunder or thereunder, shall constitute a waiver of any of the terms of this Agreement or any other Loan Document or of any such right. No Default or Event of Default shall be waived by the Lender except in writing signed and delivered by an officer of the Lender, and no waiver of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default or of the same Default or Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed and delivered by an officer of the Lender.

8.4. GOVERNING LAW . THIS AGREEMENT, AND EACH AND EVERY TERM AND PROVISION HEREOF, SHALL BE CONSTRUED IN ACCORDANCE WITH THE
THE LAWS OF THE STATE OF TEXAS.  IF ANY PROVISION OF THIS AGREEMENT
          SHALL FOR ANY  REASON BE  HELD INVALID  OR UNENFORCEABLE,  SUCH
          INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION HEREOF, BUT THIS AGREEMENT SHALL BE CONSTRUED AS IF
          SUCH  INVALID  OR  UNENFORCEABLE   PROVISION  HAD  NEVER   BEEN
          CONTAINED HEREIN..

8.5.        Survival of Warranties, Etc.      All  of the  Borrower's and the
          Subsidiaries'  and   each   other   Loan   Party's   covenants,
          agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the making of the Loans and the delivery of the Note and other Loan Documents and shall be deemed to have been relied upon by the Lender notwithstanding any investigation
          heretofore or hereafter  made by  the Lender.   All  statements
          contained in any certificate or other document delivered to the Lender at any time by or on behalf of the Borrower or any Subsidiary or any other Loan Party pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower in connection with this Agreement.

8.6.      Attorneys' Fees     .   The Borrower  agrees that  it will  pay all
          reasonable costs and expenses of the Lender in connection  with the enforcement of the Lender's rights and remedies under this Agreement or under any other Loan Document and in connection
          with   the   preparation   or   making   of   any   amendments,
          modifications,  waivers  or  consents  with  respect  to   this
          Agreement or  any  other  Loan Document.    If  Borrower  shall
          prevail  in  any   litigation  brought   to  enforce   Lender's
          obligations under this Agreement or any other Loan Document, Borrower shall be entitled to recover reasonable attorney's fees and court costs incurred by Borrower in the course of such litigation.

8.7. Payments on Non-Business Days. Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is  not a Business Day, such payment  may
          be  made  on  the  next  succeeding  Business  Day,  and   such
          extension, if any, shall be included in computing interest.

8.8. Binding Effect . This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, the
          Borrower may not     assign, transfer  or delegate  its rights  or
          obligations hereunder without the prior written consent of the Lender.

8.9. _ Notices. All notices and communications provided for herein or in any other Loan Document or required by law to be given shall be in writing (including bank wire, telecopy or similar writing) and shall be given to such party at its address or
          telecopy number  (if any)  set  forth below:    (a) if  to  the
          Borrower,  to  the  Borrower's   Address  or  telecopy   number
          specified for  such  purpose in  the  definition of  such  term
          contained in  Section 1.1   of this Agreement; and  (b) if to the
          Lender, to the address or telecopy number specified for such purpose in the definition of the term "Lender's Address "
          contained in  Section 1.1      of  this Agreement;  or (c)  to such
          other address in the United States of America or telecopy number in the United States of America as a party shall have designated to the other in writing delivered in accordance herewith. Each such notice or other communication shall be effective if given by telecopier, when such telecopy is transmitted to the telecopy number (if any) specified above and the appropriate confirmation is received or, if given by  mail,
          72 hours after such communication is deposited in the United States mail with first-class postage prepaid, addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested, or if given by any
          other  means,  when   delivered  at   the  address   heretofore
          specified. The giving of at least 5 days' notice before the Lender shall take any action described in any notice shall conclusively be deemed reasonable for all purposes, including for purposes of determining if the not ice or action described in the notice is commercially reasonable.

8.10. Counterparts . This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

8.11. Headings . Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

8.12.       Capital Adequacy      .   If,  as a  result  of any  regulatory
          change directly or  indirectly affecting the  Lender or any  of the Lender's affiliates, there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, minimum capital, capital ratio, or similar requirement against or with respect to or measured by reference to any Loan made hereunder or participations therein, and the result shall be to  increase the cost to the Lender or any of the Lender's affiliates of making or maintaining of any Loan hereunder or to any other party maintaining any participation therein, or reduce any amount receivable in respect of any Loan (which increase in cost, or reduction in amount receivable, shall be the result of the Lender's or the Lender's affiliated company's reasonable allocation among all affected customers of the aggregate of such increases or reductions resulting from such event) then, within 10 days after receipt by the Borrower of notice from the Lender containing the information described below in this Section which shall be delivered to the Borrower, the Borrower agrees from time to time to pay the Lender such additional amounts (provided that Lender shall not be entitled to double compensation hereunder for amounts previously paid by Borrower
          pursuant to Section 2.12      ) as  shall, from  time  to time,  be
          sufficient to  comp    ensate the  Lender or  any of  the Lender's
          affiliates (for as long as  such increased costs or  reductions in amount receivable exist) for such increased costs or reductions in amount receivable which the Lender determines in
          the Lender's sole discretion  are material.   The notice to  be
          delivered  pursuant  to   this  Section   shall  identify   the
          regulatory change which has occurred, the requirements which have been imposed, modified or deemed applicable, the amount of such additional cost or reduction in amount receivable and the
          manner  in  which  such  amount  has  been  calculated.     All
          provisions hereof are subject to  Section 2.5 of this Agreement.

8.13.         INDEMNIFICATION  AND   REIMBURSEMENT  BY   THE   BORROWER
          SUBJECT TO SECTION 2.5 S AGREEMENT, THE BORROWER HEREBY COVENANTS AND AGREES TO INDEMNIFY, REIMBURSE, DEFEND AND HOLD HARMLESS THE LENDER AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION, THE FEES AND OUT-OF-POCKET EXPENSES OF COUNSEL) WHICH MAY BE






          INCURRED BY OR ASSERTED  AGAINST THE LENDER  OR ANY SUCH  OTHER
           INDIVIDUAL OR ENTITY IN CONNECTION WITH:

          (A) ANY INVESTIGATION, ACTION OR PROCEEDING ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY ACT OR OMISSION RELATING TO ANY OF THE FOREGOING (EXCLUDING, HOWEVER, EXAMINATIONS OF LENDER BY REGULATORY AUTHORITIES UNLESS SUCH EXAMINATION IS MADE SPECIFICALLY AS TO THE LOAN AND NOT AS TO THE LENDER'S
                ASSETS GENERALLY); OR

           (B)  THE  CORRECTNESS,   VALIDITY   OR   GENUINENESS   OF   ANY
               INSTRUMENTS OR DOCUMENTS THAT MAY BE RELEASED OR ENDORSED TO BORROWER OR ANY OTHER LOAN PARTY BY THE LENDER (WHICH SHALL, IN ANY EVENT, AUTOMATICALLY BE DEEMED TO BE WITHOUT ANY REPRESENTATION OR WARRANTY FROM THE LENDER, EXPRESS OR IMPLIED, AND WITHOUT RECOURSE TO THE LENDER), OR THE EXISTENCE, CHARACTER, QUANTITY, QUALITY, CONDITION, VALUE OR DELIVERY OF ANY GOODS PURPORTING TO BE REPRESENTED BY
ANY SUCH INSTRUMENTS OR DOCUMENTS.

          NOTWITHSTANDING THE FOREGOING, THE BORROWER SHALL HAVE NO OBLIGATION TO INDEMNIFY, REIMBURSE, DEFEND OR HOLD HARMLESS THE LENDER OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS FROM ANY CLAIM, DAMAGE, LIABILITY, COST OR EXPENSE WHICH IS INCURRED BY OR ASSERTED AGAINST THE LENDER OR SUCH OTHER PERSON AS A RESULT OF THE LENDER'S OR SUCH PERSON'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

8.14.      Gender   .  Throughout  this Agreement,  the masculine  shall
          include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

8.15.        Joint Borrowers    .  If  more than  one party  executes this
          Agreement as Borrower, then for the purpose of this Agreement the term Borrower shall mean each such party and each such party shall be jointly and severally liable as Borrower for the
          Indebtedness  without  regard  to  which  party  receives   the
          proceeds of any portion of the Loans. Each such party hereby acknowledges that it expects to derive economic advantage from the Loans.

8.16.      Severability  of  Provisions      .    Any  provision  of  this
          Agreement, the Note or any other Loan Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such
          prohibition  or  unenforceability   without  invalidating   the
          remaining provisions of this Agreement or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

8.17.       Assignment       .   The  Lender  shall  have  the  absolute  and
          unrestricted  right  to  sell,   assign,  transfer,  or   grant






          participation in, all or any portion of the Loans without the consent of Borrower or any other Loan Party; provided, however, no such action on the part of the Lender shall have the effect of changing any of the Borrower's obligations hereunder without the written consent of the Borrower.
8.18 Amendment and Restatement . This Agreement amends and restates that certain Loan Agreement dated as of June 11, 1993, as amended and restated by that certain Amended and Restated Loan Agreement dated as of November 28, 1994, each of which was entered into by Bank One, Texas, N.A. and TCBY Enterprises, Inc. but shall not extinguish or constitute a novation of the indebtedness or obligations evidenced by said agreements or any of the Loan Documents described therein, and all such Loan Documents are hereby amended so that any reference contained therein to the Loan Agreement dated June 11, 1993 or the Amended and Restated Loan Agreement dated November 28, 1994
          shall be  deemed to  mean and  refer to  this Agreement.    The
          Borrower  hereby   expressly   acknowledges   that   all   such
          indebtedness and obligations continue in full force and effect and the same are, hereby, ratified and confirmed by the Borrower.

8.19.      NO ORAL  AGREEMENTS .   THIS AGREEMENT  TOGETHER  WITH THE
          OTHER LOAN DOCUMENTS, AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN THE LENDER AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE LENDER AND THE BORROWER

          IN WITNESS WHEREOF, the Borrower an d the Lender have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.


                                   BORROWER:

                                   TCBY ENTERPRISES, INC.

                                   By:
                                        Printed Name:
                                        Title:

                                   LENDER:

                                   BANK ONE, TEXAS, N.A.

                                   By:
                                        Printed Name:
                                        Title:






___                                EXHIBIT A


            COMPLIANCE CERTIFICATE OF TCBY ENTERPRISES, INC.
        FOR THE _________ (QUARTER/YEAR) ENDED ___________, 199_

TO:  Bank One, Texas, N.A.
     1717 Main Street, 3rd Floor
     Dallas, Texas  75201
     Attention:  Lisa Peterson

FOR: Second Amended  and Restated  Loan Agreement  dated as  of  April 7,
     1995, entered into by and among Bank One, Texas, N.A., and TCBY Enterprises, Inc.

     This Certificate is delivered  to you pursuant  to Section 5.1.3  of the Second Amended and Restated Loan Agreement (the " Agreement") dated as
of _________     ____, 1995 by  and between  Bank One,  Texas, N.A.  and TCBY
Enterprises, Inc.  (the " Borrower  ").   Unless otherwise  defined herein,
capitalized terms used in this Certificate have the meanings given to them in the Agreement.

     I hereby certify to you:

     1. I am the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Corporate Controller (as stipulated below my signature below) of TCBY Enterprises, Inc.

     2. As required by Section 5.1.1 or 5.1.2 of the Agreement, as applicable, financial statements of the Borrower and its Subsidiaries for the _________________ (year/quarter) ended __________________, 19___ (the
"    Financial Statements  "), prepared in accordance  with generally accepted accounting principles consistently  applied, accompany this  Certificate.
The Financial Statements present fairly the financial condition of the Borrower and Subsidiaries as of the date thereof and the results of operations of the Borrower and Subsidiaries for the period covered thereby.

     3. A review of the activities of the Borrower and the Subsidiaries during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Borrower and the Subsidiaries have observed and performed all of the obligations under the
Loan Documents.    During  the  Subject  Period,  the  Borrower  and  the
Subsidiaries observed and performed each and every covenant and condition
of the  Loan  Documents  (except  as described  on  Schedule 2    attached
hereto).

     4. The status of compliance by the Borrower with the provisions of Sections 5.6, 5.7, 5.8, 5.9, 6.2, 6.3, 6.4, 6.5 and 6.8 of the Agreement
as of the  end of the  Subject Period  is stated on  Schedule 1      attached
hereto and mad  e a part hereof for all purposes.   The language set forth
on  Schedule 1      is  intended  only  to  paraphrase or  summarize  certain
provisions of the Loan Agreement and shall not constitute a  modification

         _________         EXHIBIT A - Page 103






of such provisions. The language of the Agreement shall control in all events.

     5. The representations and warranties contained in the Agreement and all of the other Loan Documents and all facts stated therein are true and correct as of the date hereof. No material adverse change has occurred in the Borrower's or any Material Subsidiary's business, properties, or financial condition or in the ability of the Borrower or any Subsidiaries to comply with the obligations under any Loan Document.

     WITNESS my hand this ________ day of ________________, 19___.

                              TCBY ENTERPRISES, INC.


                              By:
                              Printed Name:
                              Title:




































         _________         EXHIBIT A - Page 104






                              SCHEDULE 1

                           FINANCIAL COVENANTS
__________________________LEVERAGE RATIO (SECTION 5.6)

REQUIRED:  less than                               .075 TO
                                                   1.00
ACTUAL:
(i)
     Debt (all items of indebtedness, obligations
     and  liabilities   of   the   Borrower   and
     Subsidiaries,  on   a  consolidated   basis,
     whether matured or unmatured, liquidated  or
     unliquidated, direct  or indirect,  absolute
     or contingent, joint or several, that should $________ be classified as liabilities in accordance
     with GAAP Guarantee Obligations of such    plus
     Persons      plus    ,  without  duplication of  the
     foregoing, all liabilities of such Persons arising with respect to letters of credit, commerc ial paper, banker's acceptances and similar financial transactions)

(ii)
     Tangible Net Worth:

          (a)
          The book  value of  all assets  of  the
          Borrower on a  consolidated basis  with
          the Subsidiaries  (other than  patents,  $________
          patent rights, trademarks, trade names,
          franchises,    copyrights,    licenses,
          goodwill,  research   and   development
          expenses, unless  prepaid, and  similar
          intangible  assets)  after  appropriate
          deductions,    all    determined     in
          accordance with GAAP

          (b)
          All items of indebtedness,  obligations
          and liabilities  of  the  Borrower  and
          Subsidiaries, on a consolidated  basis,  $________
          whether    matured    or     unmatured,
          liquidated or  unliquidated, direct  or
          indirect, absolute or contingent, joint
          or several, that  should be  classified
          as liabilities in accordance with GAAP

                                                   $________
          (c)
          Guarantee Obligations


         _________         EXHIBIT A - Page 105






          (d)                                      $________
          Contingent liabilities with respect  to
          letters of credit and similar financial
          transactions

                                                   $________
          (e)
          Tangible Net  Worth:    (a)  minus  (b)
          minus (c) minus (d)
(iii)                                              _____ to
     Leverage Ratio:  line  (  i) divided  by  line_____
     (ii)(e)
___________________________CURRENT RATIO (SECTION 5.7)

REQUIRED:  greater than                            2.00 to
                                                   1.00
ACTUAL:
(i)
     Current  Assets  for   the  Borrower  on   a
     consolidated basis with the Subsidiaries:

                                                   $________
          (a)
          All cash
                                                   $________
          (b)
          All nonaffiliated customer receivables
                                                   $________
          (c)
          All Investments allowed per Section 6.7
          of the  Loan Agreement  that should  be
          classified  as  current  in  accordance
          with GAAP

                                                   $________
          (d)
          All inventories

          (e)                                      $________
          All  other   assets  that   should   be
          classified  as  current  in  accordance
          with GAAP
                                                   $________
          (f)
          Current Assets:  sum of (a) through (e)

(ii)
     Current Liabilities  for the  Borrower on  a  $________
     consolidated  basis  with  the  Subsidiaries
     (liabilities  classified   as   current   in
     accordance with GAAP)
(iii)                                              _____ to
     Current Ratio:  line (i)(f) divided  by line  _____

         _________         EXHIBIT A - Page 106






     (ii)

_________________________________PROFITABILITY RATIO (SECTION 5.8)
REQUIRED:  greater than                            1.50 to
                                                   1.00
ACTUAL:

(i)
     Net income, after deduction of income taxes,
     for the  Borrower  on a  consolidated  basis
     with the  Subsidiaries for  the  immediately  $________
     preceding period of  twelve calendar  months
     determined   in    accordance   with    GAAP
     (including, within the calculation thereof, nonrecurring or extraordinary items)
(ii)
     Nonrecurring or extraordinary gains for the $________ immediately preceding period of 12 calendar months, determined in accordance with GAAP
(iii)
     Nonrecurring or extraordinary losses for the $________ immediately preceding period of 12 calendar months, determined in accordance with GAAP

(iv)                                               $________
     Net Income:  (i) minus (ii) plus (iii)
(v)
     Current Maturities  of Long  Term Debt  (the
     principal portion of  current maturities  of
     long   term    indebtedness   and    current
     obligations on long term capital leases,  as  $________
     determined  according  to   GAAP)  for   the
     Borrower on  a consolidated  basis with  the
     Subsidiaries for the next succeeding  period
     of twelve calendar months
(vi)                                               _____ to
     Profitability Ratio:   line (iv) divided  by  _____
     line (v)

___________________________________FIXED CHARGE COVERAGE (SECTION 5.9)
REQUIRED:  greater than                            1.00 to
                                                   1.00
ACTUAL:

(i)
     Net income for the Borrower after  deduction
     of income taxes on a consolidated basis with
     the   Subsidiaries   for   the   immediately  $________
     preceding period of  twelve calendar  months
     determ          ined   in    accordance   with    GAAP
     (including, within the calculation thereof, nonrecurring or extraordinary items)
(ii)

         _________         EXHIBIT A - Page 107






     Nonrecurring or extraordinary gains for the $________ immediately preceding period of 12 calendar months, determined in accordance with GAAP

(iii)
     Nonrecurring or extraordinary losses for the  $________
     immediately preceding period of 12  calendar
     months, determined in accordance with GAAP
(iv)                                               $________
     Net Income:  (i) minus (ii) plus (iii)
(v)
     Noncash  Charges  for  the  Borrower  on   a
     consolidated basis with the Subsidiaries for the immediately preceding period of twelve calendar months:

                                                   $________
          (a)
          All amortization
                                                   $________
          (b)
          All depreciation
                                                   $________
          (c)
          All deferred income taxes


          (d)                                      $________
          All  non-cash  additions  to   reserves
          (insurance,   taxes,   bad   debt,   or
          otherwise)
                                                   $________
          (e)
          Noncash Charges:  sum of (a),  (b), (c)
          and (d)
(vi)                                               $________
     Net Income plus Noncash Charges: total of line (iv) and line (v)(e)

(vii)
     Current Maturities  of Long  Term Debt  (the
     principal portion of  current maturities  of
     long-term    indebtedness    and     current  $________
     obligations on long-term capital leases, as determined in accordance with GAAP) for the next succeeding period of 12 calendar months
(viii)
     All cash dividends paid by TCBY Enterprises,  $________
     Inc., to shareholders of TCBY Enterprises, Inc. for the preceding period of twelve calendar months
(ix)
     Replacement CapEx  for  the  Borrower  on  a

         _________         EXHIBIT A - Page 108






     consolidated basis with the Subsidiaries for
     the  preceding  period  of  twelve  calendar
     months  (estimated   for   the   12   months
     preceding 6/11/93):


          (a)                                      $________
          Total  capital  expenditures  for   the
          immediately preceding period of  twelve
          calendar months (estimated  for the  12
          months preceding 6/11/93)

          (b)
          Total      non-replacement      capital  $________
          expenditures   for   the    immediately
          preceding  period  of  twelve  calendar
          months (estimated  for  the  12  months
          preceding 6/11/93)
                                                   $________
          (c)
          Replacement CapEx:  (a) minus (b)

(x)                                                $________
     Subtotal  of  lines  (vii)  and  (viii)  and
     (ix)(c)
(xi)                                               _____ to
     Fixed Charge Coverage: line (vi) divided by _____ line (x)
_______________MAXIMUM PERMITTED LIENS TO SECURE PURCHASE  MONEY
___________________OBLIGATIONS (SECTION 1.1 AND SECTION 6.1)

PERMITTED:
                                                   $5,000,00
     For the Borrower and  the Subsidiaries on  a  0.00
     consolidated basis:
ACTUAL:


     For the Borrower and the Subsidiaries on a consolidated basis:

     (a)  Total Liens encumbering the  properties
     and/or assets  of  the Borrower  and/or  the
     Subsidiaries, which  secure  purchase  money
     obligations incurred by the Borrower  and/or
     the  Subsidiaries  in  good  faith  in   the
     ordinary course of business and not yet due and payable
                                                   $________

________SUBSIDIARY INDEBTEDNESS (SECTION 6.2)
(i)                                                $_______
     Total Subsidiary Debt

         _________         EXHIBIT A - Page 109






(ii)                                               $_______
     Subsidiary liability for payment of the Indebtedness

(iii)                                              $_______
     Debt  described  on  Schedule  4.12  of  the
     Agreement
(iv)
     Total of (i) Subsidiary liability for  trade
     indebtedness  and  liability  on  negotiable
     instruments resulting  from the  endorsement
     of  such  instruments   for  collection   or
     deposit to the extent the same  are incurred  $_______
     in good  faith  in the  ordinary  course  of
     business   plus    (      ii)   purchase    money
     obligations incurred by the Subsidiaries  in
     good  faith  in   the  ordinary  course   of
     business and secured by Permitted Liens
(v)                                                $-0-
       tal Subsidiary Debt:  line (i) above minus     To
     the sum of (ii) through (iv)

EXTENSION OF CREDIT AND INVESTMENTS (SECTION 6.3)
PERMITTED:

     For the Borrower and the Subsidiaries,  on a
     consolidated basis, the aggregate amount  of
     credit extended to  Persons (other than  (a)
     open accounts  from sales  and services  and
     other  trade  receivables  in  the  ordinary
     course of business,  (b) credit between  and
     among  the   Borrower   and   wholly   owned
     Subsidiaries,  (c)   "slotting"   allowances
     funded in connection with the acquisition of
     store  space   for   retail   yogurt   sales
     activities,  and  (d)  equipment   placement
     contracts entered  into in  connection  with
     yogurt  retail  sales   activities  if   the
     Borrower or Subsidiaries retain ownership of
     the equipment) the value  of Stock and  plus
     other investments in any Person (unless  the
     Borrower     and/or     its     wholly-owned
     Subsidiaries own, legally and  beneficially,
     50% or more of all Stock and/or other interests in such Person or the Borrower holds the requisite power and ownership interests to solely direct and manage such Person's business and affairs pursuant to its charter, articles, bylaws and/or other governing documents), outstanding at any time may not exceed, on an aggregate basis, an amount equal to twenty-five percent of the Tangible Net Worth of the Borrower and

         _________         EXHIBIT A - Page 110






     the Subsidiaries, on a consolidated basis

ACTUAL:
(i)
     Tangible Net Worth of the Borrower on a consolidated basis with the Subsidiaries:

          (a)
          The book  value of  all assets  of  the
          Borrower on a  consolidated basis  with
          the Subsidiaries  (other than  patents,
          patent rights, trademarks, trade names,  $________
          franchises,    copyrights,    licenses,
          goodwill,  research   and   development
          expenses, unless  prepaid, and  similar
          intangible  assets)  after  appropriate
          deductions,    all    determined     in
          accordance with GAAP


          (b)
          All  Debt   of   the  Borrower   on   a
          consolidated     basis     with     the
          Subsidiaries     (all     items      of
          indebtedness,      obligations      and  $________
          liabilities of  the  Borrower  and  the
          Subsidiaries on  a consolidated  basis,
          whether mature or unmatured, liquidated
          or unliquidated,  direct  or  indirect,
          absolute  or   contingent,   joint   or
          several, that should  be classified  as
          liabilities in accordance with GAAP
                                                   $________
          (c)
          Guarantee Obligations
                                                   $________
          (d)
          Contingent liabilities with respect  to
          letters of credit

                                                   $________
          (e)
          Tangible Net  Worth:    (a)  minus  (b)
          minus (c) minus (d)
                                                   $________
          (f)
          25% of Tangible Net  Worth (line (e)  x
          .25)
(ii)
     The aggregate amount of credit extended by the Borrower and the Subsidiaries, on a consolidated basis to Persons (other than (a) open accounts from sales and services in

         _________         EXHIBIT A - Page 111






     the ordinary course of business, (b)  credit
     between or  among  the Borrower  and  wholly
     owned    Subsidiaries,    (c)     "slotting"
     allowances fun    ded  in connection  with  the
     acquisition of store space for retail yogurt
     sales   activities,   and   (d)    equipment
     placement   contracts   entered   into    in
     connection   with   yogurt   retail    sales
     activities if the  Borrower or  Subsidiaries  $________
     retain ownership of the equipment) the  us
     value of Stock and other investments  in any
     Person  (unless  the  Borrower  and/or   its
     wholly-owned Subsidiaries  own, legally  and
     beneficially,  50%  or  more  of  all  Stock
     and/or other interests in such Person or the
     Borrower  holds  the  requisite  power   and
     ownership interests to solely direct and manage such Person's business and affairs pursuant to its charter, articles, bylaws and/or other governing documents)

__GUARANTEE OBLIGATIONS  OF  SUBSIDIARIES  (SECTION_
____6.4)____6.4)____6.4)
(i)
     Total obligations of other Persons which the
     Subsidiaries  guarantee  or  for  which  the
     Subsidiaries  are  otherwise,  directly   or
     indirectly,    responsible    (whether    by
     agreement to  purchase the  indebtedness  of
     another Person, agreement  to furnish  funds
     to another Person through the furnishing  of
     goods, supplies or services, by way of Stock
     purchase, capital  contribution, advance  or
     loan  for   the   purpose   of   paying   or
     discharging,  or  causing  the  payment   or
     discharge, of the indebtedness of any  other  $________
     Person  (excluding,   however,   the   total
     amounts that result from the endorsement  of
     negotiable instruments  by the  Subsidiaries
     in  the  ordinary  course  of  business  for
     deposit or  collection  and  the  continuing
     liability  of  any  Subsidiary,  as  lessee,
     pursuant  to  an  operating  lease  that  is
     assigned to and assumed  by a franchisee  in
     connection    with     such     franchisee's
     acquisition of a yogurt store from such Subsidiary)







         _________         EXHIBIT A - Page 112






__________SCHEDULE 2





















































         _________         EXHIBIT A - Page 113






_                                EXHIBIT B




Bank One Texas, N.A.
1717 Main Street
3rd Floor
Dallas, Texas 75201

     Re: Second Amended and Restated Loan Agreement dated as of April 7, 1995 by and between Bank One, Texas, N.A. and TCBY Enterprises, Inc. (the " Agreement")

Gentlemen:

     Pursuant to  Section 2.9      of  the Agreement  the undersigned  hereby
confirms its request made on ________________, 19___ for one or more or Eurodollar Loans to be made on _____________, 19__ in the following amounts and for the following Interest Periods (30, 60, 90 or 180 days):

    Loan                          Amount          Interest Period

     Eurodollar Loan #1       $                         days
     Eurodollar Loan #2       $                         days

     Eurodollar Loan #1 represents a _______________ (continuation/conversion) of the _______________________ (Stated Rate or Eurodollar Loan) made on ________________ in the amount of $_____________.

     Eurodollar Loan #2 represents a _______________ (continuation/conversion) of the _______________________ (Stated Rate or Eurodollar Loan) made on ________________ in the amount of $_____________.

     The representations  and  warranties  contained or  referred  to  in
Section 4 of the Agreement are true and accurate on and as of the effective date of the conversion made the basis hereof as though made at and as of such date, and no Default or Event of Default has occurred and is continuing or will result from the conversion made the basis hereof.

                              TCBY ENTERPRISES, INC.


                              By:
                                   Printed Name:
                                   Title:


Date: